SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Talbots, Inc.

(Name of Registrant as Specified In Its Charter)

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April 23, 2007

ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2007

Dear Shareholder:

It is a pleasure for us to extend to you a cordial invitation to attend the 2007 Annual Meeting of Shareholders of The Talbots, Inc. to be held at 9:00 a.m. on Thursday, May 24, 2007 at The John Hancock Hotel & Conference Center, 40 Trinity Place, Boston, Massachusetts. The Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

Your vote at the Annual Meeting is important to Talbots and we ask you to vote your shares by following the voting instructions in the enclosed proxy.

We look forward to seeing you at the Annual Meeting.

Sincerely,

ARNOLD B. ZETCHER
Chairman, President and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL
ITEM 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2006
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006
EQUITY COMPENSATION PLANS
PENSION BENEFITS FOR FISCAL 2006
NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2006
POTENTIAL PAYMENTS UPON TERMINATION OR CIC
DIRECTOR COMPENSATION
DIRECTOR SUMMARY COMPENSATION TABLE FOR FISCAL 2006
REPORT OF THE AUDIT COMMITTEE
BENEFICIAL OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
OTHER MATTERS

THE TALBOTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2007

To Talbots Shareholders:

The Annual Meeting of Shareholders of The Talbots, Inc. will be held at The John Hancock Hotel & Conference Center, 40 Trinity Place, Boston, Massachusetts, on Thursday, May 24, 2007, at 9:00 a.m., for the following purposes:

1.	To elect eight directors.

2.	To approve an amendment to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan to increase by 2,500,000 the number of authorized shares.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

4.	To act upon such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on April 5, 2007 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

RICHARD T. O’CONNELL, JR.
Secretary

April 23, 2007

YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE TALBOTS, INC.
One Talbots Drive
Hingham, Massachusetts 02043
www.talbots.com

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2007

PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of The Talbots, Inc. (the “Company” or “Talbots”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 24, 2007, at 9:00 a.m., at The John Hancock Hotel & Conference Center, 40 Trinity Place, Boston, Massachusetts and at any postponement or adjournment (the “Annual Meeting”). At the Annual Meeting, shareholders are being asked to vote on (1) the election of eight directors, (2) the approval of an amendment to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (the “Incentive Plan”) to increase by 2,500,000 the number of authorized shares, and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

This Proxy Statement, Notice of Annual Meeting and proxy are first being mailed to shareholders on or about April 23, 2007.

GENERAL

The holders of shares of Common Stock of the Company of record at the close of business on April 5, 2007 are entitled to vote such shares at the Annual Meeting. On April 5, 2007, there were 54,399,122 shares of Common Stock outstanding.

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner.

Under New York Stock Exchange (“NYSE”) rules, certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” proposals, such as the approval of equity compensation plans and amendments, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Shares of Common Stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are given, the proxy will be voted (i) for the election of the Board of Directors’ nominees for director, (ii) for the amendment to the Incentive Plan to increase the number of authorized shares, and (iii) for the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the 2007 fiscal year. With respect to any other matters properly submitted to shareholders at the Annual Meeting, proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this Proxy Statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors, the amendment to the Incentive Plan to increase the number of authorized shares, and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the 2007 fiscal year.

Shareholders may vote by using one of three alternative methods:

(1)	by completing and mailing the proxy card; or

(2)	via the Internet, by going to the website http://www.investorvote.com and following the instructions for Internet voting on the proxy card; or

(3)	over the telephone, by dialing 1-800-652-VOTE (8683) and following the instructions for telephone voting on the proxy card.

Shareholders may vote by completing and mailing the proxy card. A proxy may be revoked if, prior to the exercise of the proxy, the Secretary of the Company receives either a written revocation of that proxy or a new proxy bearing a later date. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

If a person is a participant in the Company’s 401(k) savings plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

This proxy solicitation is being made by the Board of Directors of the Company and the expense of preparing, printing, and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mail, proxies may be solicited personally, by electronic mail, by facsimile, or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

In some instances, we may deliver to multiple shareholders sharing a common address only one copy of a proxy statement. If requested by phone or in writing, we will promptly provide a separate copy of a proxy statement to a shareholder sharing an address with another shareholder. To notify the Company, you may write, call, or e-mail Talbots Investor Relations, One Talbots Drive, Hingham, Massachusetts 02043, telephone 781-741-4500 or e-mail investor.relations@talbots.com. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above. You may also access a copy of Talbots annual report and proxy statement on the Investor Relations section of the Company’s website, www.talbots.com. The information contained on the website is not incorporated by reference in or otherwise considered to be part of this document.

A majority of the outstanding shares of the Company’s Common Stock is owned by AEON (U.S.A.), Inc., a Delaware corporation (“AEON USA”), which is a wholly owned subsidiary of AEON Co., Ltd., a Japanese retail conglomerate (“AEON”). AEON USA has advised the Company that it will vote its shares for the election of the nominees for director named in this Proxy Statement, for the amendment to the Incentive Plan, and for the ratification of the appointment of the independent registered public accounting firm.

ITEM 1. ELECTION OF DIRECTORS

General.  The Board of Directors proposes the election of eight nominees as directors of the Company. Directors will hold office until the next Annual Meeting or until their successors are chosen and qualified. The Company has inquired of each nominee and determined that each will serve if elected. In the event that any of the nominees should become unavailable for election, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee.

Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Abstentions are not counted as votes cast in determining the plurality required to elect directors. The Board of Directors recommends that shareholders vote for such nominees for director.

Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company. On February 12, 2007, Mr. Zetcher announced his plan to retire as President and Chief Executive Officer of the Company at the end of the current fiscal year. Pursuant to his employment agreement, he has agreed to continue as Chairman of the Board and as a director until March 31, 2008. The Board, the Company, and all of Talbots associates are greatly indebted to Mr. Zetcher, who has guided Talbots transformation over the past 20 years from a small, privately held company with 109 stores to a $2.2 billion publicly traded, multi-channel, multi-brand retailer with over 1,360 stores throughout the U.S., Canada, and the U.K. Mr. Zetcher has been the recipient of the National Retail Federation’s Gold Medal Award and was previously named Chief Executive of the Year in Retail by Financial World.

ARNOLD B. ZETCHER

Mr. Zetcher, 66, is Chairman of the Board, President and Chief Executive Officer of the Company. He joined the Company as President in 1987. He has been President, Chief Executive Officer and a Director of the Company since 1988 and assumed the additional position of Chairman of the Board in 2000. Mr. Zetcher was Chairman and Chief Executive Officer of John Breuner Company, a home furnishings division of BATUS, and prior to that, Chairman and Chief Executive Officer of Kohl’s Food Stores, another BATUS division. Mr. Zetcher also served as Chairman and Chief Executive Officer of Bonwit Teller in New York and served in various capacities during his 10 years with Federated Department Stores. Mr. Zetcher currently serves on the Board of Directors of the National Retail Federation, and has also served as Chairman of the Board of the National Retail Federation and Chairman of its Executive Committee. He also serves on the Board of Trustees of Washington University in St. Louis.

JOHN W. GLEESON

Mr. Gleeson, 60, has been a Director of the Company since 2004. Mr. Gleeson is Senior Vice President and Chief Strategy Officer of Walgreen Co. From 2004 to April 2007, he served as Senior Vice President, Corporate Strategy and Treasurer of Walgreen Co. and as Treasurer since 2002. From 2000 to 2004, Mr. Gleeson was Vice President, Corporate Strategy of Walgreen Co. He also served as the Divisional Vice President, Marketing Systems and Services of Walgreen Co. from 1992 to 2000. Mr. Gleeson first joined Walgreen Co. in 1962. Mr. Gleeson also serves as a Director of AMCORE Financial, Inc. Mr. Gleeson is Chairperson of the Audit Committee and a member of the Corporate Governance and Nominating Committee.

TSUTOMU KAJITA

Mr. Kajita, 53, has been a Director of the Company since 2005. He is Senior Vice President, General Manager, Mergers and Acquisitions, International Operations of AEON. Mr. Kajita served as Senior Advisor of Ripplewood Holdings, LLC from 2003 to 2005, Executive Vice President and Treasurer of Diamond Generating Corporation, a subsidiary of Mitsubishi Corporation, from 2000 to 2002, and Assistant General Manager, Power and Traffic Project Development of Mitsubishi Corporation from 1993 to 1999. Mr. Kajita is a member of the Compensation Committee.

MOTOYA OKADA

Mr. Okada, 55, has been a Director of the Company since 1993. Mr. Okada is President, Chief Executive Officer and a Director of AEON. Mr. Okada was Senior Managing Director of AEON from 1995 to 1997. Mr. Okada also served as Managing Director of AEON from 1992 to 1995 and as a Director of AEON from 1990 to 1992. Mr. Okada was President of Talbots Japan Co., Ltd., a subsidiary of AEON, from 1990 to 1997. Mr. Okada is a member of the Corporate Governance and Nominating Committee.

GARY M. PFEIFFER

Mr. Pfeiffer, 57, has been a Director of the Company since 2004. He served as Senior Vice President and Chief Financial Officer of E. I. du Pont de Nemours and Company from 1997 through 2006. Mr. Pfeiffer first joined E. I. du Pont de Nemours and Company in 1974. From January 2004 to April 2004, he served as Interim President and a

Director of INVISTA, formerly DuPont Textiles & Interiors. He also serves as a Director of Quest Diagnostics, Inc. Mr. Pfeiffer is the Chairperson of the Compensation Committee and a member of the Audit Committee.

YOSHIHIRO SANO

Mr. Sano, 59, has been a Director of the Company since 2006. He is President of Pacific Alliance Group, a firm specializing in cross border mergers and acquisitions, which he founded in 1988. Prior to founding Pacific Alliance Group, he was a Principal at the Western Regional Office of Ernst & Young LLP, where he was instrumental in forming its Japanese Business Group and advised clients in a wide range of transactions and strategic alliances. From 1976 to 1980, Mr. Sano served as the Associate Director of the University of Southern California’s Graduate School of Business, International Business Education and Research (IBEAR) Program.

SUSAN M. SWAIN

Ms. Swain, 52, has been a Director of the Company since 2001. She has been President and Co-Chief Operating Officer of C-SPAN since December 2006. From 1995 to 2006, Ms. Swain served as Executive Vice President and Co-Chief Operating Officer of C-SPAN, which she joined in 1982, and has held positions of increasing responsibility including Senior Vice President, Vice President of Corporate Communications, Producer and Associate Producer. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a Director of the C-SPAN Education Foundation and as Vice Chairman of the National Press Foundation. Ms. Swain is Chairperson of the Corporate Governance and Nominating Committee and a member of the Audit Committee and the Compensation Committee.

ISAO TSURUTA

Mr. Tsuruta, 57, has been a Director of the Company since 1999. He is Executive Vice President and General Manager of AEON USA. Mr. Tsuruta was Senior Vice President of AEON USA from 1996 to 2000 and Vice President and Deputy General Manager of AEON USA from 1990 to 1996.

Corporate Governance

Talbots maintains sound principles of corporate governance which promote honest, responsible, and ethical business practices. The Corporate Governance and Nominating Committee and the Board of Directors conduct regular reviews of these practices, which include comparing current governance policies and practices with those suggested by corporate governance authorities and with the practices of other public companies.

Board and Committee Meetings; Director Attendance Policy.  In fiscal 2006, the Board held six meetings, the Audit Committee held nine meetings, the Compensation Committee held six meetings, and the Corporate Governance and Nominating Committee held four meetings. Messrs. Zetcher, Gleeson, Kajita, Pfeiffer, Sano and Tsuruta and Ms. Swain attended at least ninety-five percent of the Board and committee meetings of which they are members. Mr. Okada attended seven of the combined total of ten meetings held by the Board and the Corporate Governance and Nominating Committee.

The Company’s director attendance policy is that directors should attend all annual meetings. All of the current directors attended the 2006 Annual Meeting of Shareholders.

Board Independence and Composition.  The Board complies with and has adopted both the categorical independence criteria established by the NYSE for determining director independence and the independence standards of the NYSE and the Securities and Exchange Commission (“SEC”) for determining the independence of all Audit Committee members. In determining the independence of its members, the Board considers all relevant facts and circumstances, including the materiality of any relationship of a director with the Company or any affiliate, from both the director’s standpoint as well as that of persons or organizations with which the director may have an affiliation. The Board assesses all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional, or other relationship or affiliation of such director with the Company. The Board has reviewed all such relationships of each outside director.

Based on its review, the Board has affirmatively determined that Mr. Gleeson, Mr. Pfeiffer, and Ms. Swain are all independent directors. Mr. Gleeson, Mr. Pfeiffer and Ms. Swain did not engage in any transactions, relationships, or arrangements that might affect the determination of their independence or require Board review.

Controlled Company Exemption.  Talbots is a controlled company under Section 303A of the NYSE rules because AEON USA owns a majority of the Company’s outstanding shares of Common Stock. As a controlled company, Talbots is exempt from the requirements of Sections 303A.01 (board of directors required to be composed of a majority of independent directors), 303A.04 (nominating/corporate governance committee required to be composed entirely of independent directors) and 303A.05 (compensation committee required to be composed entirely of independent directors) of the NYSE rules. Nevertheless, the Board has voluntarily established:

•	a nominating and corporate governance committee composed of all non-management directors, and a committee charter satisfying the applicable NYSE requirements; and

•	a compensation committee composed of all non-management directors, and a committee charter satisfying the applicable NYSE requirements.

Executive Session of Non-Management Directors; Presiding Director.  The Board’s non-management directors meet in executive sessions periodically each year, generally at the time of each Board meeting held in person. The Board appoints a non-management director to serve at the pleasure of the Board as the presiding director for these executive sessions. The presiding director is responsible for coordinating the scheduling and agenda for these executive sessions and for all additional duties and responsibilities designated by the non-management directors as a group. In addition, the Board expects that at least once a year the independent directors will meet in a separate executive session. Ms. Swain is the current presiding director.

Audit Committee.  Mr. Gleeson (Chairperson), Mr. Pfeiffer, and Ms. Swain are the current members of the Audit Committee. The Board has determined that each member of the Audit Committee is independent in accordance with the NYSE listing standards, the Company’s Corporate Governance Guidelines, and Section 10A-3 of the Securities Exchange Act. The Board has also determined that Mr. Pfeiffer qualifies as an “audit committee financial expert” in accordance with SEC rules.

The principal functions of the Audit Committee include:

•	assisting the Board in the oversight of the Company’s financial reporting practices, internal control over financial reporting, and the audit process; and

•	overseeing the quality, integrity, and objectivity of the Company’s financial statements and the financial reporting by the Company.

Compensation Committee.  Mr. Pfeiffer (Chairperson), Mr. Kajita, and Ms. Swain are the current members of the Compensation Committee. The Compensation Committee consists entirely of non-management directors. Mr. Pfeiffer and Ms. Swain are each independent in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines. Mr. Kajita, who is an executive of AEON which is the beneficial majority owner of the Company, is not independent pursuant to the NYSE listing standards and the Company’s Corporate Governance Guidelines.

The Role of the Compensation Committee.  The Compensation Committee is appointed by the Board. The Committee evaluates, determines and approves the compensation of the Chief Executive Officer and all other executive officers of the Company, and administers the Company’s equity plan. The Committee also is responsible for establishing all annual performance goals and financial targets for the executive officers of the Company under the annual cash incentive plan (which the Company calls the Management Incentive Plan (“MIP”)) and for determining actual MIP awards for the Company’s executive officers earned each year. The Committee also has overall responsibility for performing an ongoing review of the executive compensation practices and arrangements of the Company.

Committee Process and Role of Management.  The Compensation Committee generally holds two regularly scheduled in person meetings per year and additional meetings as appropriate either in person or by telephone. Generally, the Compensation Committee Chair works with management in establishing the agenda for Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Committee, such as management’s proposed recommendations to the Committee for MIP performance measures and proposed financial targets, management’s proposed recommendations to the Committee for salary increases and proposed equity award allocations for executive officers, management’s performance evaluations of executive officers, and other data and information requested by the Committee.

Although many of the compensation decisions are made during the Committee’s annual review process, the compensation planning process spans throughout the year. The Committee reviews and approves the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least once per year. The Committee also determines the Chief Executive Officer’s annual, short-term and long-term compensation, including annual cash incentive compensation and equity-based compensation. On an annual basis, the Committee also reviews, together with the Chief Executive Officer, and approves base salary, annual cash incentive compensation and long-term equity-based compensation of all other executive officers of the Company.

The Committee may, when appropriate, delegate authority to one or more of its members, such as assisting in the negotiation of employment agreements for new executives or amendments to existing executive employment agreements subject to final Committee approval.

Committee Advisors.  The Compensation Committee charter grants the Compensation Committee full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. The compensation consultant retained by the Committee reports directly to the Compensation Committee. Pearl Meyer & Partners has acted as outside compensation consultant to the Committee since 2002.

Company management has historically retained Watson Wyatt Worldwide, Inc. for advisory services concerning executive compensation matters, including plan documents, compensation recommendations, comparative compensation data, regulatory and tax issues related to our compensation programs, and actuarial work and plan structure for the Company’s retirement plans. Company management also uses other compensation firms from time to time to obtain compensation market data and marketplace trends.

Fiscal 2006 Compensation Decisions.  The Compensation Committee established 2006 base salary increases and equity award allocations for the Company’s executive officers. The Committee considered the following information and recommendations from the Committee’s compensation consultant and from management:

•	A benchmarking analysis of peer group executive compensation practices and compensation levels prepared by the compensation consultant to the Compensation Committee (Pearl Meyer & Partners).

•	A summary of findings and recommendations from the compensation consultant concerning 2006 compensation decisions for the Company’s executive officers. As part of this report, the compensation consultant reviewed trends in the marketplace as well as market positioning in terms of base salary, annual cash incentive compensation, and total remuneration (consisting of base salary, annual cash incentive compensation, and long-term equity awards). The compensation consultant provided both general and specific recommendations for consideration by the Compensation Committee.

•	Performance reviews by the Chief Executive Officer and Senior Vice President, Human Resources of the other executive officers of the Company and a performance review of the Senior Vice President, Human Resources provided by the Chief Executive Officer (the performance review of the Chief Executive Officer is conducted by the Compensation Committee).

•	Recommendations concerning base salary increases and proposed annual equity award allocations for all executive officers except the Chief Executive Officer (with allocations grouped by executive level) provided by the Chief Executive Officer and Senior Vice President, Human Resources.

The Compensation Committee, with assistance from the Chief Executive Officer, the Chief Financial Officer, and the Senior Vice President, Human Resources, also developed and finalized the performance measures and financial targets for 2006 under the Company’s MIP. For 2006, the development of these performance measures and financial targets included determining the manner and degree of impact that the operations of The J. Jill Group, Inc.

(“J. Jill”) (which the Company acquired in May 2006) would have on 2006 MIP financial targets, in general, as well as on the particular executives who had responsibility for J. Jill operations.

In addition, in September 2006, the Compensation Committee finalized an amendment to the Chief Executive Officer’s employment agreement. The Compensation Committee’s deliberations on the amended employment agreement began at the Committee’s meeting in March 2006 and continued into September 2006. Pearl Meyer & Partners provided a series of recommendations to the Committee on the proposed amendment and worked with the Committee and management in developing the final amended agreement.

Director Compensation Process.  A discussion of the Company’s determination of director compensation is included in the “Director Compensation” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  Mr. Kajita is an officer of AEON. The “Transactions with Related Persons” section of this Proxy Statement includes a description of certain transactions during fiscal 2006 between Talbots and certain AEON entities.

Corporate Governance and Nominating Committee.  Ms. Swain (Chairperson), Mr. Gleeson, and Mr. Okada are the current members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists entirely of non-management directors. Ms. Swain and Mr. Gleeson are each independent in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines. Mr. Okada, who is an executive of AEON, which is the beneficial majority owner of the Company, is not independent pursuant to the NYSE listing standards and the Company’s Corporate Governance Guidelines.

The principal functions of the Corporate Governance and Nominating Committee include:

•	regularly assessing and recommending corporate governance policies and practices to the Board;

•	assessing the operation and performance of the Board’s various committees, and reporting the results of these assessments to the Board; and

•	identifying, screening, and recommending certain potential director candidates to the Board.

Talbots directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company. In identifying acceptable potential director candidates, the Committee seeks input from Board members and other sources so that a variety of viewpoints are considered. The Committee may also engage independent search firms. However, the Committee ultimately determines which candidates are to be recommended to the Board for approval. Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. At a minimum, the Committee considers:

•	the appropriate mix of educational and professional background and business experience to make a significant contribution to the overall composition of the Board;

•	global business and social perspective;

•	if applicable, whether the candidate would be considered an audit committee financial expert or independent under SEC and NYSE rules and any additional independence standards of the Company;

•	demonstrated character and integrity consistent with the image and reputation of Talbots;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board; and

•	availability for the substantial duties and responsibilities of a Talbots director.

The Committee also considers other appropriate factors including the current composition of the Board and evaluations of prospective candidates.

The Committee will consider director candidates recommended by shareholders. Shareholders wishing to submit a director candidate for consideration by the Committee should submit the recommendation to The Talbots, Inc. Corporate Governance and Nominating Committee, c/o Corporate Secretary/Legal Department, One Talbots Drive, Hingham, Massachusetts 02043, in writing, not less than 120 days nor more than 150 days prior to the annual meeting date (determined based on the same date as the previous year’s annual meeting). Shareholders may nominate director candidates by following the procedures set forth in Section 1.11 of the by-laws and the Committee’s Policy Regarding the Selection of New Director Candidates (which can be found on the Investor Relations section of the Company’s website located at www.talbots.com). The request must be accompanied by the information concerning the director candidate and the recommending shareholder, as required by Section 1.11 of the by-laws for shareholder nominations for director. The Committee may also request additional background or other information.

Since going public in 1993, individual directors associated with AEON, the beneficial majority owner, have held at least four positions on Talbots Board. It is the policy of the Corporate Governance and Nominating Committee that all directors satisfy the above criteria for service.

Committee Charters.  The Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee each operate pursuant to a written charter adopted by the Board. Each Committee reviews its charter at least annually. Each charter is available at the Investor Relations section of the Company’s website located at www.talbots.com and is available in print to any shareholder who requests it. Information contained on the website is not incorporated by reference or otherwise considered part of this document.

Corporate Governance Guidelines.  Talbots is committed to high standards of corporate governance and ethical behavior. On the recommendation of the Corporate Governance and Nominating Committee, the Board adopted Talbots Corporate Governance Guidelines to assist the Board in providing experience, strategic guidance, and oversight to the Company and its shareholders.

The Corporate Governance Guidelines establish corporate governance policies and principles with respect to the role of the Board, meetings of the Board, Board composition and selection, director responsibilities, term limits, agenda for Board meetings, executive sessions, director orientation and continuing education, related party transactions review, legal compliance policies, strategic planning, types and composition of Board committees, Board and committee authority to engage independent advisors, director access to management, director compensation, management evaluation, management succession planning, and Board and committee evaluations. The Corporate Governance Guidelines are available at the Investor Relations section of the Company’s website located at www.talbots.com and are also available in print to any shareholder who requests them.

Code of Business Conduct and Ethics.  The Company has adopted a Code of Business Conduct and Ethics which applies to the Company’s Chief Executive Officer, principal financial officer and principal accounting officer as well as all other Company officers, directors, and associates. The Code addresses conflicts of interest, use of Company assets, fair dealing and competition, accurate record keeping, financial disclosure, and compliance with applicable laws, rules and regulations. The Code is available at the Investor Relations section of the Company’s website located at www.talbots.com and is also available in print to any shareholder who requests it. The Company will disclose any substantive amendments to the Code as well as any waivers from provisions of the Code made with respect to the Chief Executive Officer, principal financial officer and principal accounting officer, any other executive officer or any director at the same location on the Company’s website.

Shareholder Communications Process.  The Board maintains a process for shareholders or other interested parties to communicate with the Board of Directors or with the presiding director of the Board of Directors or with the non-management directors as a group. Shareholders wishing to communicate with the Board of Directors or with the presiding director or with the non-management directors should send any communication to The Talbots, Inc. Board of Directors, c/o Corporate Secretary/Legal Department, One Talbots Drive, Hingham, Massachusetts 02043. Any such communications should state the number of shares owned by the shareholder or, if the person submitting the communication is not a shareholder and is submitting the communication as an interested party, the nature of the person’s interest in the Company.

The Corporate Secretary will forward such communications to the Board of Directors or to the presiding director or to the non-management directors. All such communication will be kept confidential to the extent possible. The Corporate Secretary, however, may discard any communication not related to the duties or responsibilities of the Board or the non-management directors, including personal or similar grievances, shareholder proposals or related communications which are not submitted in accordance with the Company’s procedures for shareholder proposals, and abusive or inappropriate communications. The Corporate Secretary will maintain a log and copies of all communications with the Board, the presiding director and the non-management directors, for their inspection and review, and will periodically review the log and all such communications with the presiding director, the Board and the non-management directors.

Transactions with Related Persons

Policy and Procedures.  The Company’s practice and policy is for the Audit Committee of the Board to review any transaction in which the Company or its subsidiaries is participating, the amount involved is material, and the Company is aware that a director, a director nominee, an executive officer or an affiliate of the Company may have a direct or indirect material interest in the transaction. The Audit Committee will consider the surrounding facts and circumstances and will approve or ratify the transaction if the Audit Committee considers it appropriate and in the interests of the Company and its shareholders. Our Chief Executive Officer also must approve any direct or indirect financial interest of any other Company officer in a transaction involving the Company. Compensation of executive officers is reviewed, administered and approved by the Compensation Committee and for directors is reviewed and administered by the Corporate Governance and Nominating Committee and approved by the Board of Directors.

The Company’s related person practices and policies are included in the corporate governance documents. Under the Company’s Code of Business Conduct and Ethics, the Board or a Board committee must approve any direct or indirect financial interest of the directors or the Chief Executive Officer in a transaction involving the Company. It further requires that the Chief Executive Officer approve the direct or indirect financial interests of all other Company officers in such a transaction. The Audit Committee has the responsibility to review and approve all material transactions with affiliated entities or other related parties under the Audit Committee Charter. The Corporate Governance Guidelines direct that any proposed business relationship between the Company and one of the directors be considered and reviewed by the Board or the Audit Committee, including instances where the proposed relationship will be between the Company and an entity in which a Company director has a material direct or indirect interest. Under our Corporate Governance Guidelines, each of the directors has the responsibility to exercise informed business judgment and to act in the interests of Talbots and its shareholders.

Copies of the Company’s Code of Business Conduct and Ethics, Audit Committee Charter and Corporate Governance Guidelines are available at the Investor Relations section of the Company’s website located at www.talbots.com.

Certain Transactions with Related Persons.  Beginning in 1995, the Company established a stock repurchase program under which the Company repurchases shares of its Common Stock from the open market from time to time. When the Company makes these open market purchases, AEON USA, the majority holder of the Company’s outstanding shares of Common Stock, may commit to participating in the stock repurchase program on a pro rata basis in order to maintain substantially the same percentage stock ownership of the Company between AEON USA and the public shareholders. During fiscal 2006, no shares were repurchased from AEON USA.

Talbots has an advisory services agreement with AEON USA under which AEON USA provides strategic planning and related advice and services to Talbots. AEON USA also maintains a working relationship on behalf of the Company with Japanese banks and other financial institutions as part of this agreement. AEON USA receives an annual fee of $250,000 plus expenses for these services. The amount of this annual fee has not changed since the Company’s 1993 initial public offering. Talbots provides routine tax and accounting services to AEON USA, for which it is not reimbursed and which are immaterial in amount.

The Company has a services agreement with Talbots Japan Co., Ltd., a subsidiary of AEON. Under this agreement, the Company provides Talbots Japan requested services on a cost reimbursement basis. The services provided by the Company to Talbots Japan are primarily in the merchandising and import operations areas. The Company also makes its merchandising and store management information systems available to Talbots Japan. Direct costs of the Company related to this arrangement are charged back to Talbots Japan. The amount billed by the Company to Talbots Japan in fiscal 2006 for these services and information systems was $880,034. Also in fiscal 2006, Talbots Japan purchased $16,109,502 of Talbots merchandise for sale in Talbots Japan stores. Payment terms to Talbots Japan under these arrangements were net-90 days. Interest at a rate equal to the Internal Revenue Service monthly short-term applicable federal rate (4.77% on February 3, 2007) accrues on amounts outstanding more than 30 days after the original invoice date. The largest amount outstanding during fiscal 2006, excluding interest, was $6,467,493. During fiscal 2006, Talbots Japan paid the Company a total of $19,522,642, including interest of $243,484. On February 3, 2007, $5,672,000 was due from Talbots Japan, excluding interest.

In connection with the Company’s 1993 initial public offering, the Company, through its wholly owned subsidiary, The Classics Chicago, Inc., purchased the Talbots trade name and certain other trademarks (the “Trademarks”) in all countries of the world (which the Company refers to as the territory) excluding Australia, New Zealand, Japan, China and certain other Asian countries (which the Company refers to as the excluded countries) from a subsidiary of AEON. Under the purchase agreement, Talbots also obtained the non-exclusive right, for a royalty equal to 1% of net catalog sales in the excluded countries, to distribute catalogs bearing the Trademarks and to make catalog sales in the excluded countries. This right may be terminated by AEON with four months notice. Talbots Japan is the non-exclusive licensee of the Trademarks in Japan and the other excluded countries. Under the agreement, AEON retains an approval right for any assignment by Classics Chicago of rights in the Trademarks in the territory. This retained right may be purchased by Classics Chicago should AEON attempt to sell or transfer its retained right or should AEON cease to own a majority of the Company’s voting stock. In such cases, Classics Chicago could purchase AEON’s retained right for the fair market value of such retained right or $2.0 million, whichever is less.

At the time of the Company’s 1993 IPO, AEON USA entered into a shareholder’s agreement with the Company. Under this agreement, the Company provides AEON USA with one demand registration right per year, subject to certain limitations. If AEON USA exercised its demand registration right, the Company would be required to register for resale under the Securities Act some or all of the Company’s Common Stock beneficially owned by AEON USA. The agreement also provides that if the Company proposes to register shares of Common Stock under the Securities Act for resale for its own account, AEON USA will have a right to request that the Company register AEON USA’s shares of the Company’s Common Stock. AEON USA would bear any incremental cost of registering its shares in such offering, and the Company and AEON USA would indemnify each other against certain liabilities under the Securities Act in connection with any such registration.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Talbots is a leading specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. The Company had net sales of $2,231.0 million and net income of $31.6 million in fiscal 2006. At 2006 fiscal year end, the Company operated a total of 1,364 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,125 stores under the Talbots brand name and 239 stores under the J. Jill brand name. Both brands target the age 35+ customer population. In fiscal 2006, Talbots also distributed 48 million Talbots brand catalogs. For the full fiscal year of 2006, 70 million J. Jill catalogs were circulated. During 2006, the direct marketing segment, which consists of catalog and Internet sales, represented approximately 17% of total Company sales, with the Internet channels comprising 49% of the Company’s total direct marketing sales.

The specialty retail industry within which Talbots operates has historically experienced significant executive turnover, and there is considerable competition for senior executive talent. The Company believes that its success over the years is attributable to many factors, including the stability among its executive officers, including the named executive officers (NEOs). The average tenure of its executive officers (12 executives at 2006 fiscal year end) is approximately 16 years. The Company believes that a competitive compensation package for its executive officers, as measured against its retail peer companies, is important both to continue management stability and to attract to the Company the most experienced and capable executives available.

Our Compensation Committee’s objectives in structuring our executive compensation program are:

•	to strengthen the link between pay and performance by providing a significant portion of earned compensation based on Talbots performance and individual performance,

•	to tie incentive opportunities to those performance measures that the Committee believes most correspond to increases in shareholder value,

•	to ensure that our compensation program is internally equitable within our own management structure, based on our executives’ positions, experience, and responsibilities, and

•	to regularly assess pay practices, pay mix, and target pay against peer groups, in order to structure (and rebalance as appropriate) executive pay to be competitive with the type of companies with whom we compete for executives.

The Committee believes that an effective executive compensation program should reward achievement of specific annual goals and should tie an executive’s long-term incentive compensation with value creation for shareholders.

The Compensation Committee strives to design an effective compensation program that aligns the interests of our Company with those of our shareholders to improve shareholder value. To that end, the Compensation Committee regularly evaluates and adjusts, as appropriate, the compensation program against Company performance, executive performance, and our future business and financial goals.

Role of the Compensation Committee and Management

The Compensation Committee is responsible for establishing, implementing, regularly reviewing and adjusting as appropriate the compensation program for the Company’s executive officers. The Committee is also responsible for ensuring that total compensation paid to our executive officers is fair, reasonable and competitive. The Committee operates under a written charter, adopted by the Board, which outlines these duties and responsibilities. The charter can be viewed on the Investor Relations section of the Company’s website located at www.talbots.com. Since 2002, the Compensation Committee has retained Pearl Meyer & Partners to review our executive compensation philosophy and program and to recommend changes.

The Committee believes it is very important to obtain from its compensation consultant and from Company management specific data and information concerning executive compensation practices, including:

•	benchmarking data of peer group compensation levels,

•	benchmarking data of peer group compensation structure, programs and practices,

•	recommendations from its compensation consultant on compensation programs, competitive pay arrangements, pay mix, incentive opportunity alternatives, changes in the competitive marketplace, and the tax and accounting impact of various forms of compensation,

•	recommendations from the CEO and SVP, Human Resources on proposed pay arrangements, pay mix, internal pay equity, performance evaluations, changes in executive responsibilities, and proposed annual compensation levels,

•	recommendations from the CEO, CFO and SVP, Human Resources concerning proposed performance measures and financial targets under our annual cash incentive plan based on our Board-approved annual financial plan, and

•	recommendations from the CEO and SVP, Human Resources concerning proposed long-term equity incentive award levels.

The Committee considers all of the information and data provided to it and makes all of its final decisions and judgments based on what it considers to be appropriate and in the best interest of the Company and its shareholders.

Compensation Structure

A.	Benchmarking

The Committee regularly reviews the compensation paid to our executive officers to ensure that the compensation program remains competitive relative to our peer companies. In performing this review, the Compensation Committee makes extensive use of benchmarking against peer group companies. Specifically, prior to setting the compensation levels and mix of pay for our executive officers in 2006, the Compensation Committee worked with Pearl Meyer & Partners to benchmark and compare compensation levels for our top six executive officers (which includes each of the NEOs) against our peer group companies, and to analyze competitive practices. It is the intention of the Compensation Committee to use a consistent set of peer companies, survey sources, and approach to market analysis year after year in making its compensation decisions.

The Committee considers benchmarking information provided by its compensation consultant to assist it in determining the appropriate level and mix of target annual and long-term compensation.

Our peer groups used for compensation benchmarking are different from the peer group used in our financial performance graph in the 2006 Annual Report to Shareholders. The compensation benchmarking peer groups were determined by the Committee in conjunction with Pearl Meyer & Partners, and are intended to reflect companies in the same industry with whom the Company competes for executives. The companies in the “Primary Comparison Group” are also selected based on similar size to Talbots in terms of revenues and market capitalization. Specifically, median annual revenue of the Primary Comparison Group was $1.9 billion, compared to Talbots 2005 annual sales of $1.7 billion. Median market capitalization of the Primary Comparison Group was approximately $3.4 billion, as compared to Talbots market capitalization of approximately $1.5 billion. For 2006, the Primary Comparison Group consisted of the following companies:

Abercrombie & Fitch	Pier 1 Imports
American Eagle	Polo Ralph Lauren
Ann Taylor	Ross Stores
Bed Bath & Beyond	Sharper Image
Charming Shoppes	Stein Mart
Chico’s FAS	Tommy Hilfiger
Coldwater Creek	Williams-Sonoma
Liz Claiborne

Marketplace positioning of target annual cash compensation (which means base salary plus annual cash incentive award at target performance) for the Company’s top six executive officers against the Primary Comparison Group varied, ranging from approximately 30% below median to approximately 30% above median, with the average at 3% above market median.

Marketplace positioning of target total remuneration (which means base salary plus annual cash incentive at target plus the value of long-term incentives at target) for these executive officers averaged 16% above the 75th percentile. This positioning reflects the relatively long tenure of the Company’s executives. The CEO’s target total remuneration was approximately 4% above market median and 31% below the 75th percentile.

In addition to compensation “levels,” compensation “practices” were compared to a “Secondary Comparison Group” composed of 12 retail companies. This group was also used for relative performance positioning for long-term incentive programs. The companies in this Secondary Comparison Group consisted of specialty apparel companies regardless of size. Annual revenues for this group ranged from $435 million to $16.3 billion. Because of the substantial size differentials, this Secondary Comparison Group was not used for analysis of compensation levels. The 12 companies in this performance comparison group included:

Ann Taylor	Gymboree
Charming Shoppes	J. Crew
Chico’s FAS	J. Jill*
The Children’s Place	Limited Brands
Coldwater Creek	Nordstrom
The Gap	Too, Inc.

*	The Company acquired J. Jill in May 2006. Therefore, going forward J. Jill will no longer be included in the performance comparison group or be considered in any way for purposes of benchmarking.

As to pay practices, all of the comparison companies granted stock options with step vesting (generally over three to five years). Talbots stock options historically have step vested over three years. Also, 60% of the Primary Comparison Group and 42% of the Secondary Comparison Group granted some form of restricted stock, including performance accelerated restricted stock or performance contingent restricted stock.

B.	Pay Elements — Overview

The Company used three main components of compensation in 2006:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, tenure, expertise and individual performance.

•	Annual Cash Incentives — variable pay that is designed to reward the achievement of annual business goals, with target award opportunities generally expressed as a percentage of base salary.

•	Long-Term Incentives — stock-based awards including stock options, performance accelerated restricted stock (PARS), and in certain instances, time-vested restricted stock.

In addition, the Company provides retirement, deferred compensation, perquisites and severance benefits to our NEOs.

C.	Pay Elements — Details

(1)  Base Salary

The Compensation Committee reviews salaries of our executive officers annually, as well as at the time of new hirings and promotions. In reviewing base salaries, the Committee primarily considers:

•	market data provided by its consultant,

•	individual performance of the executive officer, and

•	the executive’s compensation relative to other Company executive officers.

Base salary increases for fiscal 2006 for the Company’s executive officers other than the CEO were initially recommended to the Compensation Committee by the CEO and SVP, Human Resources based on their evaluation and assessment of each individual’s level of responsibility and performance over the previous year. The CEO also provided his salary recommendation for the SVP, Human Resources, based on his assessment of performance, and the Compensation Committee evaluated the performance of the CEO, as it does each year.

The salaries of our executive officers generally do not change substantially year to year, except to reflect changes in benchmarking or when an executive assumes larger or different responsibilities.

Going into 2006, base salary of our top six executives was on average approximately 11% above market median and 10% below the 75th percentile of the Primary Comparison Group. Base salary of our CEO was approximately 17% above market median and approximately equal to the 75th percentile. The Committee believes that base salaries of our executive officer group should appropriately be positioned between market median and the 75th percentile. The Committee believes that this positioning reflects the relatively long tenure of these executives with the Company.

Based on this marketplace position, as well as the Committee’s assessment of individual performance for fiscal 2006, the Committee approved base salary increases for all of our executive officers which ranged from 2% to 5%, and averaged approximately 3.58%, with a 2% increase for our CEO. This was slightly below marketplace projections for base salary increases of approximately 4%, as provided by the Company’s consultant. Total annual salary increases for our executive officers (11 executives at that time) totaled approximately $150,000.

(2)  Annual Cash Incentive Compensation

The Committee believes that a substantial percentage of each executive officer’s compensation should tie directly to the financial performance of the Company as well as to the executive’s own performance. Annual incentive compensation for fiscal 2006 for all executive officers including the CEO was determined pursuant to our MIP, which is the Company’s annual cash incentive plan.

The MIP is structured to provide target annual cash compensation (base salary plus target annual cash incentive compensation) in a range tied to the median of the Primary Comparison Group. The Committee believes this is a competitive level of compensation and provides incentive to our executive group to satisfy the Company’s annual financial goals, which are directly based on our Board-approved financial plan.

Executives have a range of potential awards ranging above, at, and below target levels. Specifically, awards under the MIP are based on a combination of (i) award opportunities expressed as a percentage of base salary, (ii) Company financial performance ratings and (iii) individual performance ratings. The annual MIP award is determined under the following formula:

Base Salary × Target Participation Rate × Company Rating × Individual Rating

The following example illustrates how the MIP is applied for an executive officer with a base salary of $425,000, a target participation rate of 33% and assuming “target” Company performance (1.0 rating) and a “target” individual performance (1.3 rating).

Base Salary	×	Target Participation Rate	×	Company Rating	×	Individual Rating	=	MIP Award
425,000		33%		1.0		1.3	=	$182,325

“Base Salary” means the participant’s base salary.

“Target Participation Rate” ranges from 33% for certain executive officers and up to 60% of base salary for the CEO.

“Company Rating” is tied to achievement of financial performance targets compared to the financial plan approved by the Board. For fiscal 2006, the financial performance goals were based on Talbots net income, adjusted to exclude both J. Jill results and J. Jill acquisition-related expenses. J. Jill was acquired in May 2006. In making the decision to use net income as a primary performance measure, the Committee took into consideration that more than half of the companies in the Primary Comparison Group use net income or EPS measurements in their annual incentive plans, and approximately one-half have individual performance components. The Committee believes that earnings performance represents one of the principal financial measures in assessing shareholder value creation.

In 2006, the Company Rating against net income goals ranged from a “threshold” financial performance rating of 0.5, to a “target” financial performance rating of 1.0, to a maximum financial performance rating of 1.8. Failure to meet a “threshold” level of the Company financial performance results in no MIP award for that year.

For each of Talbots executive officers (other than the CEO, the CFO, and the President of J. Jill post-acquisition), the Committee established Talbots brand net income (which means Company net income excluding J. Jill results and acquisition-related expenses) of approximately $93 million as the 2006 target financial performance, with threshold performance approximately 60% of target and maximum performance approximately 132% of target. Financial targets under the MIP for our CEO, the CFO and the President of J. Jill were separately established to take into account the acquisition of J. Jill. As a result, in establishing the financial targets for this senior executive group, the Compensation Committee used Talbots brand net income financial targets (80%); and J. Jill brand net income (20%), which reported an operating loss for 2006.

The Committee sets MIP financial targets which are a stretch but achievable, in order to reinforce each executive’s role in driving Company performance, and to motivate our executives to manage effectively over the long term.

“Individual Rating” is dependent on individual performance, and ranges from 1.5 (outstanding performance) to 0.6 (below expectations). The performance rating for each of our executive officers is pre-established at 1.5, but the Committee may exercise its discretion to reduce this rating if the executive’s individual performance was not commensurate with this rating.

For fiscal 2006, the individual performance ratings of all of our executive officers, including our CEO, CFO and the President of J. Jill, were on average 1.28 and ranged from 1.00 to 1.40. The individual performance ratings of our CEO, our CFO and the President of J. Jill directly reflected those executives’ contribution toward the integration of the J. Jill acquisition.

Fiscal 2006 represented a year of transition for Talbots, as the Company focused on implementing new brand initiatives for both Talbots and J. Jill and integrating operations with J. Jill. From a sales and earnings perspective, after experiencing six months of positive comparable store sales beginning in April, the Company did not achieve its sales or earnings expectations for the 2006 fourth quarter due to weaker than anticipated performance across all channels. As a result, for 2006 the Company achieved a Company rating of 0.625 (which exceeded threshold performance by 25% and was 37.5% less than target performance).

The fiscal 2006 MIP awards for all NEOs, which were based on the above MIP actual ratings, are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

(3)  Long-Term Incentive Program — Equity Awards

Talbots long-term equity incentive awards are made annually and are entirely composed of (i) stock options, (ii) PARS, and (iii) in certain instances, such as for promotions or other unusual circumstances, time-vested restricted stock. The Committee uses equity awards for its long-term incentive plan because:

•	increases in value of equity awards tie directly to increases in shareholder value,

•	the potential for future equity growth in equity incentive awards over time, combined with vesting over a period of years, promotes retention and management stability, and

•	Talbots corporate buyback programs historically have reduced or eliminated the dilution impact resulting from the issuance of shares under our equity incentive award plans.

Prior to fiscal 2003, the Company’s long-term incentive program consisted of (i) annual stock option grants and (ii) once each five years, awards of restricted stock, with annual vesting beginning three years from grant date. In 2003 the Compensation Committee modified this program in order to:

•	more closely align “at risk” compensation to increased shareholder value,

•	encourage continued service by extending the vesting of our new PARS (to cliff vesting at five years, from the earlier pro rata vesting in one-third increments in years three, four and five), and

•	provide incentive for potential earlier vesting of these PARS if targeted return on net assets is achieved.

Accordingly, the Compensation Committee reduced annual stock option grants for each executive officer by approximately 30% to 50% and generally eliminated restricted stock grants (except in unusual circumstances). In their place, the Committee substituted PARS having a value approximately equal to the value of the eliminated awards. Stock options and PARS have been granted annually under this modified long-term incentive program beginning in 2003. Since 2003 our equity awards have reflected this same general allocation between stock option grants and PARS.

Annual equity award levels for our executive officers vary based on position level within the Company. Target value of annual equity grants (stock options and PARS) under our long-term incentive program is structured by the Committee to provide target total remuneration (base salary, target annual incentive compensation, plus target long-term awards) at or above the 75th percentile of the Primary Comparison Group. Under our 2006 benchmarking review, the CEO’s target total remuneration was 4% above market median and 31% below the 75th percentile. Talbots total remuneration for the top six executives was on average approximately 16% above the Primary Comparison Group’s 75th percentile. This reflects the relatively long tenure of Talbots executives. Because long-term incentive awards consist entirely of equity awards, actual total remuneration realized by an executive is significantly impacted (up or down) by actual increases or decreases in our stock price.

For fiscal 2006, the CEO was granted 150,000 stock options and 50,000 PARS, and the range of equity awards for our other executive officers ranged from 35,000 stock options and 12,500 PARS to 90,000 stock options and 30,000 PARS.

Stock options generally vest in one-third annual increments over the first three years of a ten year option term. Holders of unexercised stock options have no rights as stockholders and, therefore, may not vote and are not entitled to dividends.

PARS generally vest over a five year service period, subject to possible earlier vesting at the end of three years based on Talbots three year return on net assets, or RONA, measured against a peer group of retail companies.*

* The retail companies include The Children’s Place, Ann Taylor, Charming Shoppes, Chico’s FAS, Coldwater Creek, The Gap, Gymboree, J. Crew, Limited Brands, Nordstrom, and Too, Inc. The peer group was originally selected in 2003 by the Compensation Committee, with the assistance of management and the Committee’s then compensation consultant Watson Wyatt Worldwide, Inc. The Committee considered this to be an appropriate peer group of retailers for financial return comparison. This retail group has been adjusted since 2003 to reflect changes, such as when entities are acquired.

RONA is calculated as (a) net income, divided by (b) total average assets less total average current liabilities. If Talbots relative RONA performance meets or exceeds the 50th percentile, but not the 75th percentile of the retail group, then one-half of the PARS would vest after three years from grant date. If Talbots relative RONA performance exceeds the 75th percentile of the retail group, then all of the PARS vest after three years from grant date. Holders of outstanding PARS have the right to dividends and to vote.

(4)  Personal Benefits (Perquisites)

The Company provides our executive officers with perquisites that the Company and the Committee believe are reasonable and consistent with the overall compensation program.

Under our perquisites program, executive officers are eligible to receive certain benefits, including an annual physical exam, financial counseling (from $2,500 to $4,500 annually), and a luncheon club membership for our CEO pursuant to his employment agreement (which is generally used by the CEO for business or other similar private meetings). Ms. Mandell, our EVP, Stores, Talbots Brand, has been provided a housing allowance due to the distance between her permanent residence and Company headquarters, together with commuting expenses between her residence and Company headquarters.

The Company also provides a company auto or auto allowance. The CEO and the other NEOs are eligible for a Company provided auto at a capital cost of $48,800 for our CEO and between $39,000 and $42,000 for all other executive officers, once every two years. Alternatively, executive officers are entitled to a Company leased car at an equivalent cost. The Company also reimburses expenses associated with the Company paid auto.

As a part of his employment agreement entered into in 1993, our CEO is also entitled to have his spouse accompany him on business travel, and the Company pays for or reimburses him for the costs of this spousal travel. The Company also reimbursed the CEO for the cost of a residential security system.

The Audit Committee of the Board has approved a policy under which, for security, personal safety, and business efficiency reasons, our CEO is authorized to use our fractionally-owned corporate aircraft for personal as well as business travel.

Mr. Zetcher (with two other executive officers) is a participant in a separate executive medical plan. The health coverage for these executives is the same coverage that was in effect for them under a prior employer’s (General Mills) health plan at the time the Company was acquired from General Mills in 1988. As part of their continuation with the Company after the acquisition, these executives were promised continuing health plan coverage on the same terms as under the General Mills plan. Under this executive medical plan, the participant and his eligible dependents are not required to pay deductible or co-pay amounts or contribute toward insurance premiums. Each of these executives will also continue to be covered under this plan upon retirement for his life and his spouse’s life. Each executive currently satisfies the retirement eligibility conditions and therefore will be entitled to retiree coverage under this plan upon separating from employment. During retirement, upon becoming eligible for Medicare, Medicare will become the primary payor under the plan.

(5)  Retirement Benefits

The Company sponsors various benefits programs designed to assist retirement.

All of our NEOs are eligible to participate in the Retirement Savings Voluntary Plan (RSVP) and in Talbots defined benefit pension plan. The RSVP and the pension plan are tax-qualified plans. In addition, each of our NEOs is eligible to participate in our Supplemental Retirement Plan, our Supplemental Savings Plan and our Deferred Compensation Plan, which are non-qualified plans. A summary of the terms and provisions of each of these plans is included under “Supplemental Retirement Plan”, “Supplemental Savings Plan” and “Deferred Compensation Plan” below.

In fiscal 2005 the Compensation Committee approved a modification to the supplemental executive retirement program for our CEO. This modification increased his right to retirement benefits under our defined benefit retirement program to 50% of final average compensation upon retirement at or after normal retirement age. The phase-in to 50% of final average compensation occurred in quarterly increments over a two year period through the first quarter of fiscal 2007. Prior to this modification, the CEO would have been entitled to approximately 30% of final average compensation assuming retirement at age 65 and approximately 18 years of credited service. Final average compensation is described in the “Pension Benefits” section below.

In approving this modification of retirement benefits, the Compensation Committee, with the assistance of Pearl Meyer & Partners, considered the CEO’s expected retirement benefits in relation to defined benefit retirement amounts for CEOs of a survey group of 22 other retail-related companies.* This included consideration of expected defined benefit retirement benefits in absolute dollars for CEOs in the survey group of retail companies, and also the expected defined retirement benefits for the CEOs in the survey group as a percentage of their total annual cash compensation. Based on this review, the compensation consultant determined that the modification would place our CEO in approximately the 75th percentile of the survey group.

The Committee believed that this change in the retirement program for our CEO recognized the substantial contribution made to the growth of the Company over the CEO’s almost 20-year leadership. The expense impact was approximately $0.04 per diluted share (or approximately $0.005 per diluted share per quarter) recorded over the two year phase-in period ending in the first quarter of fiscal 2007.

Timing and Pricing of Equity Grants

The Compensation Committee historically grants equity awards once each year coinciding with its regularly scheduled first quarter Compensation Committee meeting. Other equity grants are made by the Committee during the course of the year at the time of promotions and new hirings, or other special circumstances.

The Committee approved 2006 equity grants (stock options and PARS) at its regularly scheduled first quarter meeting on February 23, 2006. These equity awards were granted with an effective date of March 3, 2006. All of these stock options and PARS were granted at the fair market value of the Company’s Common Stock on the grant date. Fair market value on the grant date means the closing NYSE stock price on the grant date.

The grant date was established by the Committee at its regular meeting and the grant date immediately followed the Company’s fourth quarter and full year earnings release, which reported actual 2005 fourth quarter earnings in line with the Company’s 2005 fourth quarter outlook range. A similar procedure was used for 2005 and 2007 annual equity grants. The Company’s practice of granting annual equity awards effective immediately following the public release of quarterly earnings, and shortly following a regularly scheduled Compensation Committee meeting, is intended to avoid any potential appearance of inappropriately timing equity awards.

Adjustment or Recovery of Awards

The Company has not created a particular policy to recover any incentive payments if the relevant performance measures and financial targets on which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment already made. The Company would review this, if and when a situation arose.

However, under Section 304 of the Sarbanes-Oxley Act, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO could be required to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those twelve months.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our executive officers in prior years from annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Committee in making the current year’s

* The companies in the survey group selected by the Committee’s compensation consultant were: Abercrombie & Fitch Co.; Aeropostale, Inc.; Brown Shoe Company, Inc.; Dillard’s, Inc.; Federated Department Stores, Inc.; The May Department Stores Company; The Neiman Marcus Group, Inc.; Nordstrom, Inc.; Oshkosh B’Gosh, Inc.; Payless ShoeSource, Inc.; Phillips-Van Heusen Corporation; Pier 1 Imports, Inc.; Reebok International Ltd.; Russell Corporation; Sears, Roebuck and Co.; Sharper Image Corporation; ShopKo Stores, Inc.; Tiffany & Co.; The TJX Companies, Inc.; Tommy Hilfiger Corporation; VF Corporation; and Zale Corporation.

compensation decisions for (i) salary increases, (ii) MIP target compensation, or (iii) target long-term equity compensation. The Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation. Instead, the Compensation Committee principally uses benchmarking data to assist it in making a current year’s compensation and compensation target opportunities competitive.

Employment Agreements and Severance Arrangements

In September 2006, the Compensation Committee approved an amended employment agreement for our CEO, Arnold B. Zetcher, with the new term of his employment extending to March 31, 2008. The retention of our CEO into 2008 was part of the Board’s continuing succession planning process. A summary of the CEO’s amended employment agreement is included in “Potential Payments Upon Termination of Employment or CIC — Employment Agreement for Arnold B. Zetcher” below.

The objective of the Compensation Committee was to provide compensation and severance protection for Mr. Zetcher up to March 31, 2008 (which is the expiration date of his amended employment agreement) in the event that his employment is terminated by the Company prior to March 31, 2008 without cause or by Mr. Zetcher for good reason or based on his retirement on or after January 26, 2008 (his normal retirement date). However, if a change in control (CIC) was to occur prior to January 26, 2008 and he was terminated after the CIC but before January 26, 2008, he would be entitled to enhanced severance applicable to a CIC.

The Compensation Committee’s deliberations and determinations concerning the CEO’s amended employment agreement were not based on a peer comparison or other industry review but were based on what the Committee considered to be fair, reasonable and in the best interest of the Company, with the advice of its compensation consultant (Pearl Meyer & Partners). The Committee also considered the accounting impact of various alternatives presented by its consultant. The Committee also considered the tax and accounting impact of the timing of compensation of the CEO in the final year of his term of employment, including pro rata vesting of his PARS and other compensation tied to the end of his employment term.

On February 12, 2007, Mr. Zetcher announced his plan to retire as President and CEO at the end of the current fiscal year (which ends on February 2, 2008). Pursuant to his agreement, he has agreed to continue as Chairman of the Board and as a director until March 31, 2008.

In May 2006, coinciding with the Company’s acquisition of J. Jill, Philip H. Kowalczyk, formerly Talbots Executive Vice President and Chief Administrative Officer, became President of J. Jill. In connection with his appointment as President of J. Jill, the Compensation Committee approved (i) an increase in his base annual salary to $625,000 from $513,760, (ii) a grant of additional stock options for 15,000 shares of Talbots Common Stock which vest in one-third annual increments, with an exercise price equal to the closing price of Talbots Common Stock on the grant date, (iii) a grant of an additional 5,000 shares of PARS which cliff vest in five years, subject to possible earlier vesting after three years based on Company return on net assets performance, and (iv) an increase in the multiplier used in calculating his annual incentive bonus under the MIP from 40% of base salary to 45% of base salary.

The Compensation Committee, with the CEO’s recommendation, considered this change in Mr. Kowalczyk’s compensation to be fair and reasonable in light of his existing compensation level and the significantly increased responsibilities assumed by Mr. Kowalczyk.

Both Mr. Kowalczyk and Harold B. Bosworth, Talbots Executive Vice President, Chief Merchandising Officer have eighteen months severance and welfare benefit protection in the event employment is terminated without cause or for good reason. Each of the other NEOs has a change in control agreement which provides twelve month severance and benefit protection in the event employment is terminated without cause within twelve months following a change in control. Information regarding applicable severance payments under such agreements for all NEOs is provided under the heading “Potential Payments Upon Termination of Employment or CIC.” None of these arrangements provide any golden parachute tax “gross-up” under IRC Section 280G. The Compensation Committee believes the terms of these severance arrangements are in line with current industry standards.

Stock Ownership Guidelines

The Board of Directors has not established share ownership requirements for executives, but has implemented share ownership requirements for all non-employee directors.

Tax and Accounting Considerations

The Compensation Committee considers the deductibility of executive compensation under Internal Revenue Code (IRC) Section 162(m), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain executives unless such compensation qualifies as “performance-based” within the meaning of Section 162(m). The Compensation Committee’s general policy is to structure executive compensation (including MIP target awards and stock option grants) to be tax deductible. However, the Compensation Committee also believes that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be important to compensate one or more key executives above tax deductible limits.

Base salary is fixed each year and is not “performance-based” within the meaning of IRC Section 162(m). Likewise, although the vesting provisions of the PARS may result in earlier vesting based on satisfaction of certain pre-established performance criteria, the PARS awards do not qualify as “performance-based” under IRC Section 162(m) because the amount of the award is not based solely on the increase in the value of the stock after the grant date. IRC Section 274(e) was also amended by the American Jobs Creation Act of 2004 to limit the corporate tax deductibility of personal use of corporate aircrafts.

Beginning in fiscal 2006, the Company began accounting for stock-based compensation including stock options, PARS, and time-vested restricted stock, in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (“SFAS No. 123R”). The Committee has not changed its approach to granting stock options as a result of the new stock option expense rules under SFAS No. 123R, and did not alter vesting or other stock option provisions in order to seek to realize more favorable treatment under these non-cash accounting rules at the expense of what it considers to be an appropriate long-term equity compensation program.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of the Company has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on its review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
of the Board of Directors

Gary M. Pfeiffer (Chairperson)
Tsutomu Kajita
Susan M. Swain

* This Report of the Compensation Committee is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

FISCAL 2006 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers (the NEOs) for fiscal 2006.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Arnold B. Zetcher,	2006	1,197,792	*	990,863	2,049,979	359,300	—	395,433	4,993,367
Chairman, President and Chief
Executive Officer
Edward L. Larsen,	2006	403,869	*	242,313	453,032	86,600	97,363	33,657	1,316,834
Senior Vice President, Finance,
Chief Financial Officer and
Treasurer
Harold B. Bosworth, Jr.,	2006	524,085	*	484,627	970,783	131,000	128,474	30,175	2,269,144
Executive Vice President,
Chief Merchandising
Officer, Talbots Brand
Philip H. Kowalczyk,	2006	596,334	*	300,677	758,631	176,600	43,187	46,141	1,921,570
President, The J. Jill Group, Inc.
Michele M. Mandell,	2006	413,712	*	387,701	776,626	134,500	142,171	95,566	1,950,276
Executive Vice President,
Stores, Talbots Brand

*	For the MIP bonus for fiscal 2006 see column (G).

Salary and Non-Equity Incentive Plan Compensation (Columns (C) & (G))

The NEOs may defer a portion of their salary (column (C)) and annual cash incentive award (column (G)) into the Company’s RSVP (401(k) savings plan), Supplemental Savings Plan and Deferred Compensation Plan.

Mr. Kowalczyk served as Executive Vice President, Chief Administrative Officer of The Talbots, Inc. until May 3, 2006, at which time he became President of J. Jill. The amount shown in column (C) is the salary paid to Mr. Kowalczyk as EVP, Chief Administrative Officer of Talbots until such time and the salary paid to Mr. Kowalczyk in his capacity as President of J. Jill after such time.

The amounts reported in column (G) reflect the amounts earned and paid to each NEO for fiscal 2006 under the Company’s MIP, which is the Company’s annual cash incentive plan. For further information regarding the MIP, see “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis.

Bonus (Column (D))

All MIP awards for fiscal 2006 were performance-based and, as such, are reported in the Non-Equity Incentive Plan Compensation column (column (G)) rather than in the “Bonus” column (column (D)).

Stock Awards (Column (E))

Amounts shown reflect the compensation cost recognized in fiscal 2006 for financial statement reporting purposes for PARS granted in 2006 and prior fiscal years, as determined in accordance with SFAS No. 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions). For PARS, fair value is calculated using the closing price of the Company’s Common Stock on the date of grant. Additional information concerning the Company’s accounting for PARS granted in 2006, 2005 and 2004 is included in Note 6 of the Notes to Consolidated Financial Statements in our 2006 Annual Report on Form 10-K (“2006 Form 10-K”) and, with respect to PARS granted in 2003, in Note 5 of the Notes to Consolidated Financial Statements in our 2003 Annual Report on Form 10-K. Dividends were taken into account in arriving at the fair value of the PARS and, therefore, dividends paid on PARS in fiscal 2006 to our NEOs have not been separately disclosed. There were no forfeitures of

PARS by the NEOs during fiscal 2006. Since these amounts reflect the Company’s accounting expense, they do not correspond to the actual value that will be recognized by the NEOs.

Option Awards (Column (F))

Amounts shown represent the compensation cost recognized in fiscal 2006 for financial statement reporting purposes for the fair value of stock options granted in fiscal 2006 and in prior fiscal years, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of Mr. Zetcher’s option awards has been expensed on an accelerated basis to reflect his modified employment agreement. For information on the valuation assumptions with respect to option grants for fiscal 2006, 2005, and 2004, refer to Note 6 to our 2006 Form 10-K. For information on the valuation assumptions with respect to option grants made prior to fiscal 2004, refer to the Stock-Based Compensation Note to our Consolidated Financial Statements in our Form 10-K for the particular year of option grant. Since these amounts reflect the Company’s accounting expense, they do not correspond to the actual value that will be recognized by the NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (H))

Amounts in this column reflect the increase in the actuarial value of defined pension benefit plans (including supplemental plans) for each NEO during fiscal 2006. Actuarial value computations are based on assumptions discussed in Note 14 of the 2006 Form 10-K. No above-market rates (as defined in SEC rules) were earned under our non-qualified defined contribution or deferred compensation plans in fiscal 2006.

For Mr. Zetcher, the change in pension value is a negative amount ($423,000) due to a combination of factors, primarily reflecting being over age 65 and also the impact of an increase in the applicable interest rate used to determine the change in value. The amount shown for Mr. Kowalczyk is unvested.

All Other Compensation (Column (I))

The amounts reported in this column represent the aggregate dollar amount for fiscal 2006 for each NEO for perquisites and other personal benefits and Company contributions to the Company’s tax qualified RSVP 401(k) savings plan and non-qualified Supplemental Savings Plan. The Company does not make matches or other contributions to the Deferred Compensation Plan. The following table shows the specific amounts included in the All Other Compensation column for fiscal 2006.

ALL OTHER COMPENSATION

			Company
			Contributions
	Perquisites and		to Defined
	Other Personal	Tax	Contribution
	Benefits	Reimbursements	Savings Plans
Name	($)	($)	($)

Mr. Zetcher	335,755	0	59,678
Mr. Larsen	24,524	0	9,133
Mr. Bosworth	18,503	0	11,672
Mr. Kowalczyk	16,953	0	29,188
Ms. Mandell	63,711	18,855	13,000

The aggregate value of perquisites and other personal benefits for Mr. Zetcher in fiscal 2006 was $335,755. This amount comprised: personal use of Company fractionally-owned aircraft ($272,885), Company paid auto ($17,930), luncheon club membership dues ($2,688), residence security system ($8,758), value of supplemental medical/dental plan benefits ($15,885), and incremental transportation cost for spouse travel ($17,609). The aggregate value of perquisites and other personal benefits for Mr. Larsen in fiscal 2006 was $24,524. This amount comprised: Company paid auto ($20,328) and financial counseling ($4,196). The aggregate value of perquisites and other personal benefits for Mr. Bosworth in fiscal 2006 was $18,503. This amount comprised: Company paid auto ($14,524), financial counseling ($3,500), and an annual physical exam ($479). The aggregate value of perquisites and other personal benefits for Mr. Kowalczyk in fiscal 2006 was $16,953. This amount comprised: Company paid auto ($14,153) and financial counseling ($2,800). The aggregate value of perquisites and other personal benefits for Ms. Mandell in fiscal 2006 was $63,711. This amount comprised: Company paid auto ($14,793), financial counseling ($2,758), housing allowance ($19,853), and travel/transportation cost between Company headquarters and her out-of-state residence ($26,307). Ms. Mandell received tax reimbursement for the travel/transportation costs.

The Audit Committee has approved a policy for use of our fractionally-owned corporate aircraft under which, for security, personal safety, and business efficiency reasons, our CEO is authorized to use this aircraft for personal as well as business travel.

Incremental costs for personal use of corporate aircraft were calculated based on direct variable operating costs of such personal use. The above incremental cost does not include fixed costs which do not change based on usage or any amount related to limitation on tax deductibility of the corporate aircraft under federal tax rules. Mr. Zetcher does not receive tax reimbursement from the Company with respect to income imputed to him for such use.

The approximate cost of the limitation on federal tax deductibility under Section 274(e) of the Internal Revenue Code for personal use of corporate aircraft was $406,000 for fiscal 2006.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2006

The following table provides information concerning the annual performance award and long-term equity awards made to each of our NEOs in fiscal 2006.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)
							All Other	All Other
						Estimated	Stock	Option		Grant
						Future Payouts	Awards:	Awards:	Exercise	Date Fair
						Under Equity	Number	Number of	or Base	Value of
		Date of	Estimated Future Payouts			Incentive Plan	of Shares	Securities	Price of	Stock and
		Compensation	Under Non-Equity Incentive			Awards	of Stock	Underlying	Option	Option
	Grant	Committee	Plan Awards			Target	or Units	Options	Awards	Awards
Name	Date	Approval	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	(#)	($/SH)	($)

Arnold B. Zetcher	3/3/06	2/23/06				50,000				1,278,000
	3/3/06	2/23/06						150,000	25.56	1,345,500
			287,500	574,900	1,552,300		—
Edward L. Larsen	3/3/06	2/23/06				12,500				319,500
	3/3/06	2/23/06						35,000	25.56	313,950
			53,300	106,600	287,900		—
Harold B. Bosworth, Jr.	3/3/06	2/23/06				25,000				639,000
	3/3/06	2/23/06						75,000	25.56	672,750
			104,800	209,600	566,000		—
Philip H. Kowalczyk	3/3/06	2/23/06				25,000				639,000
	3/3/06	2/23/06						75,000	25.56	672,750
			104,700	209,400	565,400		—
	5/8/06	4/27/06				5,000				127,850
	5/8/06	4/27/06						15,000	25.57	128,550
Michele M. Mandell	3/3/06	2/23/06				20,000				511,200
	3/3/06	2/23/06						60,000	25.56	538,200
			82,700	165,500	446,800		—

Grant Date and Date of Compensation Committee Approval (Columns (B) and (C))

On February 23, 2006, at its regularly scheduled first quarter meeting, the Compensation Committee approved the Company’s 2006 equity awards and established a March 3, 2006 grant date. The grant date immediately followed the Company’s fourth quarter and full year earnings release. On April 27, 2006, the Compensation Committee approved a grant of additional PARS and stock options to Mr. Kowalczyk in connection with his expected appointment as the President of J. Jill. The May 8, 2006 grant date followed the completion of the Company’s acquisition of J. Jill, which occurred on May 3, 2006.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (D) through (F))

The amounts reported in these columns show the potential threshold, target and maximum performance incentive awards that could have been achieved for the 2006 performance year under the MIP, our annual cash incentive plan.

Executives have a range of potential awards ranging above, at, and below target levels. Specifically, annual incentive awards under the Company’s MIP are based on the product of (i) award opportunities expressed as a percentage of base salary, (ii) Company financial performance ratings and (iii) individual performance ratings. For purposes of the above table, an individual performance rating of “1.0” is used for determining the potential threshold and target awards reflected in columns (D) and (E) and a maximum individual performance rating of “1.5” is used for the potential maximum award reflected in column (F).

A discussion of the material terms of the MIP, including a description of the MIP formula, individual participation rates, individual performance rating ranges, and financial performance targets for fiscal 2006 is included under “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis.

The actual amounts earned by and paid to our NEOs under the MIP for fiscal 2006 are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column (G).

Estimated Future Payouts Under Equity Incentive Plan Awards (Column (G))

This column shows the number PARS granted in fiscal 2006 under our 2003 Executive Stock Based Incentive Plan as part of our long-term incentive program. There is no threshold or maximum PARS award under this program. Except as described below, PARS will cliff vest at the end of a five year service period, subject to potential earlier vesting at the end of three years based on the Company’s three year return on net assets, or RONA, measured against a peer group of retail companies.

If the Company’s relative RONA performance meets or exceeds the 50th percentile, but not the 75th percentile of the retail peer group, then one-half of the PARS would vest after three years from grant date. If the Company’s relative RONA performance exceeds the 75th percentile of the retail peer group, then all of the PARS would vest after three years from grant date. PARS recipients paid the par value ($0.01) for each share covered by the award. Holders of outstanding PARS have the right to dividends and to vote. All unvested PARS automatically vest on a change in control.

Additional details regarding the 2006 PARS awards are included under “Long-Term Incentive Program — Equity Awards” in the Compensation Discussion and Analysis.

All Other Options Awards (Column (I))

This column shows the number of stock option awards granted in fiscal 2006 under our 2003 Executive Stock Based Incentive Plan as part of our long-term incentive program.

Except as described for Mr. Zetcher below, stock options vest in one-third annual increments over the first three years of a ten year option term. Holders of unexercised stock options have no rights as stockholders, including no voting rights or dividend rights. All unvested options automatically vest on a change in control.

Additional details regarding the 2006 stock option awards are included under “Long-Term Incentive Program — Equity Awards” in the Compensation Discussion and Analysis.

Exercise or Base Price of Option Awards (Column (J))

This column shows the exercise price for the stock options granted in fiscal 2006, which was the closing price of the Company’s Common Stock on the grant date of the options.

Grant Date Fair Value of Stock and Option Awards (Column (K))

This column shows the full grant date fair value of stock options and PARS under SFAS No. 123R granted to each of the NEOs in fiscal 2006. Generally, the full grant date fair value is the amount that the Company will expense in its financial statements over the award’s vesting period.

For PARS, fair value was calculated using the closing price of the Company’s Common Stock on the grant date. For stock options, fair value was calculated using the Black-Scholes value on the grant date. The fair value shown for PARS awards and option awards granted in fiscal 2006 are accounted for in accordance with SFAS No. 123R. For additional information on valuation and valuation assumptions, refer to Note 6 of the 2006 Form 10-K. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the NEOs.

CEO Amended Employment Agreement (Columns (G) and (I))

As described under “Potential Payments Upon Termination or CIC — Employment Agreement for Arnold B. Zetcher,” Mr. Zetcher’s employment agreement amendment modified his rights under his stock options and PARS as follows:

•	During the term of his agreement, his outstanding stock options and PARS will continue to vest under the normal vesting schedule through the end of the term of his employment agreement (March 31, 2008), at which time all unvested options will automatically vest and all outstanding PARS will vest on a prorated basis (using a five year proration schedule measured from the date of each PARS grant).

•	The accelerated vesting of his stock options and the prorated vesting of his PARS as of the end of the term of his agreement (March 31, 2008) also will occur if his employment is terminated by reason of his normal retirement or without cause or if he terminates his employment for good reason prior to March 31, 2008.

Mr. Zetcher will have a three year period following retirement or termination of employment without cause or for good reason within which to exercise outstanding stock options.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information concerning the current holdings of unexercised and unvested stock options and unvested PARS for each of the NEOs as of the end of fiscal 2006. The market value of the PARS is based on the closing market price of the Company’s Common Stock on the NYSE as of February 3, 2007, which was $24.11 per share.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
	Option Awards					Stock Awards
									Equity Incentive
									Plan Awards:
									Market or
			Equity Incentive					Equity Incentive	Payout Value
			Plan Awards:					Plan Awards:	of Unearned
	Number of	Number of	Number of			Number of	Market Value	Number of	Shares,
	Securities	Securities	Securities			Shares or	of Shares	Unearned Shares,	Units or
	Underlying	Underlying	Underlying			Units of	or Units	Units or	Other
	Unexercised	Unexercised and	Unexercised	Option		Stock That	of Stock	Other Rights	Rights That
	Exercisable	Unexercisable	Unearned	Exercise	Option	Have Not	That Have	That Have	Have Not
	Options	Options	Options	Price	Expiration	Vested	Not Vested	Not Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Arnold B. Zetcher	1,580,000			19.00	3/9/2010
	200,000			46.94	3/6/2011
	200,000			35.80	3/7/2012
	150,000			25.00	3/13/2013	25,000 (G.1)	602,750
	100,000	50,000		33.92	3/11/2014	50,000 (G.2)	1,205,500
	50,000	100,000		31.62	3/11/2015			50,000 (I.1)	1,205,500
		150,000		25.56	3/3/2016			50,000 (I.2)	1,205,500
Edward L. Larsen	46,000			12.41	3/11/2009
	46,000			19.00	3/9/2010
	46,000			46.94	3/6/2011
	46,000			35.80	3/7/2012
	35,000			25.00	3/13/2013	6,250 (G.1)	150,688
	23,333	11,667		33.92	3/11/2014	12,500 (G.2)	301,375
	11,666	23,334		31.62	3/11/2015			12,500 (I.1)	301,375
		35,000		25.56	3/3/2016			12,500 (I.2)	301,375
Harold B. Bosworth, Jr.	12,334			19.00	3/9/2010
	37,000			46.94	3/6/2011
	46,000			35.80	3/7/2012
	60,000			26.40	1/30/2013
	75,000			25.00	3/13/2013	12,500 (G.1)	301,375
	50,000	25,000		33.92	3/11/2014	25,000 (G.2)	602,750
	25,000	50,000		31.62	3/11/2015			25,000( I.1)	602,750
		75,000		25.56	3/3/2016			25,000 (I.2)	602,750
Philip H. Kowalczyk	40,000	20,000		26.25	11/3/2014
	25,000	50,000		31.62	3/11/2015			25,000 (I.1)	602,750
		75,000		25.56	3/3/2016			25,000 (I.2)	602,750
		15,000		25.57	5/8/2016			5,000 (I.3)	120,550

Michele M. Mandell	46,000			7.41	2/10/2008
	46,000			12.41	3/11/2009
	46,000			19.00	3/9/2010
	46,000			46.94	3/6/2011
	46,000			35.80	3/7/2012
	60,000			25.00	3/13/2013	10,000 (G.1)	241,100
	40,000	20,000		33.92	3/11/2014	20,000 (G.2)	482,200
	20,000	40,000		31.62	3/11/2015			20,000 (I.1)	482,200
		60,000		25.56	3/3/2016			20,000 (I.2)	482,200

Option Awards (Columns (B), (C), (E) and (F))

All stock option awards reflected in these columns either vested or will vest in one-third annual increments over the first three years of the ten year option term, except as otherwise described for Mr. Zetcher in “Grants of Plan Based Awards During Fiscal 2006” above.

Stock Awards (Columns (G) through (J))

All awards reflected in columns (G) and (I) represent PARS. The vesting provisions for Mr. Zetcher’s PARS are described in “Grants of Plan Based Awards During Fiscal 2006” above. PARS shown in column (I) are subject to vesting as follows: if the Company’s average return on net assets (RONA) over three years as compared to RONA of a peer group of retail companies exceeds certain levels, all or one-half of the PARS would vest at that time, based on the level of achievement against the performance goals. If not earlier vested, these PARS will vest five years from the grant date, subject to continued employment. PARS shown in column (G) are no longer subject to accelerated vesting and will vest five years from the grant date, subject to continued employment.

(G.1)	PARS granted on March 13, 2003, which will vest on March 13, 2008, subject to continued employment. Based on the Company’s achievement against the performance goals, one-half of this PARS award vested on April 14, 2006 and is not reflected in this column.

(G.2)	PARS granted on March 11, 2004, which will vest on March 11, 2009, subject to continued employment. Based on the Company’s achievement against the performance goals, none of the PARS award is subject to earlier vesting, except for Mr. Zetcher as described above.

(I.1)	PARS granted on March 11, 2005. See vesting provisions above.

(I.2)	PARS granted on March 3, 2006. See vesting provisions above.

(I.3)	PARS granted on May 8, 2006 to Mr. Kowalczyk pursuant to his amended employment agreement. See vesting provisions above.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

The following table provides information concerning stock option exercises and the vesting of PARS for each of the NEOs during fiscal 2006.

(A)	(B)	(C)	(D)	(E)
	Option Awards		Stock Awards
	Number of	Value	Number	Value
	Shares	Realized	of Shares	Realized
	Acquired on	on	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

Arnold B. Zetcher	100,000	1,343,516	25,000	599,000
Edward L. Larsen	30,000	330,666	6,250	149,750
Harold B. Bosworth, Jr.	—	—	12,500	299,500
Philip H. Kowalczyk	—	—	—	—
Michele M. Mandell	—	—	10,000	239,600

Value Realized on Exercise or Vesting (Columns (C) and (E))

The amounts in column (E) reflect the number of shares vested multiplied by the market value per share on the vesting date. These amounts have not been reduced to reflect the amount paid to the Company by the award recipient at the time of grant (which was $0.01 per share, the par value of the stock). The value realized on exercise or vesting reflects the amounts received before payment of any applicable withholding tax or broker commissions.

EQUITY COMPENSATION PLANS

The following table sets forth certain information about the Company’s 2003 and 1993 Executive Stock Based Incentive Stock Plans and the Restated Directors Stock Plan as of February 3, 2007. These plans are the Company’s only equity compensation plans and were both previously approved by the Company’s shareholders.

(A)	(B)	(C)	(D)
Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average Exercise	Future Issuance Under
	Issued Upon Exercise of	Price of Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants and	(Excluding Securities
Plan Category	Warrants and Rights	Rights	Reflected in Column (B))

Equity compensation plans approved by security holders	8,504,930	$28.44	2,924,520
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	8,504,930	$28.44	2,924,520

PENSION BENEFITS FOR FISCAL 2006

The following table provides information as of fiscal year end 2006 for each of the NEOs with respect to the Company’s pension plans:

•	The Talbots, Inc. Pension Plan (“Retirement Plan” or “Retirement”),

•	The Talbots, Inc. Supplemental Retirement Plan (“Supplemental Retirement Plan” or “SRP”) and

•	The Talbots, Inc. Supplemental Retirement Umbrella Plan (“Umbrella Plan” or “Umbrella”).

For purposes of quantifying the present values of accumulated benefits discussed below, the valuation method and material assumptions discussed in Note 14 to the Company’s 2006 Form 10-K were used. No payments were made in fiscal 2006 under the Company’s pension plans to any of the NEOs.

(A)	(B)	(C)	(D)	(E)
			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Arnold B. Zetcher	Retirement	19	560,679	0
	SRP	19	5,367,251	0
	Umbrella	19	3,799,261	0
Edward L. Larsen	Retirement	15	393,090	0
	SRP	15	638,069	0
Harold B. Bosworth, Jr.	Retirement	10	202,034	0
	SRP	10	469,273	0
Philip H. Kowalczyk	Retirement	2	21,527	0
	SRP	2	60,787	0
Michele M. Mandell	Retirement	23	532,202	0
	SRP	23	940,113	0

Retirement Plan

Each of our NEOs is a participant in the Retirement Plan. The annual retirement benefit (payable as a straight life annuity at the normal retirement age of 65) is determined under the following formula:

1.15% of average final compensation up to covered compensation, plus
1.60% of average final compensation in excess of covered compensation times
Years of credited service (or fraction) up to 30 years
less
Any predecessor plan benefit.

Average final compensation is the average of a participant’s five highest years of compensation within the last ten years of service. Covered compensation is the average of the taxable wage base (as published by the IRS) in effect for each calendar year during the period (up to 35 years) ending with the year in which the participant attains Social Security retirement age.

Compensation means base salary and bonus paid by the Company during the plan year and also includes pre-tax contributions under the RSVP (401(k) savings plan) and any other salary reductions made under the Company’s cafeteria plan.

The annual compensation of each participant (including each of the NEOs) that can be taken into account under the Retirement Plan is limited by IRS rules. For 2007, the annual compensation limit is $225,000.

For purposes of determining optional forms of payment, except lump sum payments, the following actuarial assumptions are used: 1984 Unisex Pension Mortality Table and an interest rate of 7.5%.

For purposes of determining lump sum payments, the actuarial assumptions prescribed under IRC Section 417(e), as modified by the Pension Protection Act of 2006, are used. A participant may receive a lump sum payment if the present value of his or her benefit is not more than $5,000.

Talbots does not have a policy or historical practice of granting additional years of credited service to executive officers. A participant vests in his or her benefit under the Retirement Plan upon completing five years of service. All of the NEOs, except Mr. Kowalczyk, are vested in their benefits.

A participant who is vested in his or her benefit upon termination from employment is eligible to receive benefits beginning at normal retirement age (age 65) or a reduced benefit beginning at age 55. For a participant who continues to work for the Company after reaching age 65, the participant’s compensation and years of service are taken into account in determining his or her benefit. Of the NEOs, only Mr. Zetcher has reached age 65.

If a participant retires between ages 55 and 65 with at least 10 years of vesting service, he or she is eligible for a subsidized early retirement benefit payable at any time before age 65. The amount of the normal retirement benefit will be reduced by 2% for each of the first 3 years, and by 4% for each of the next 7 years, that payment begins before age 65. However, if a participant begins receiving benefits before age 65 but is not eligible for a subsidized early retirement benefit, the normal retirement benefit will be reduced by 6% for each of the first 5 years, and by 4% for each of the next 5 years, that payments begin before age 65. Of the NEOs, Mr. Larsen, Mr. Bosworth and Ms. Mandell have each reached age 55 and completed at least 10 years of service and would be eligible for the subsidized early retirement benefit.

The normal form of benefit for an unmarried participant is a single life annuity. The normal form of benefit for a married participant is a 50% qualified joint and survivor annuity. This joint annuity is a reduced amount to take into account that payments will be made to the participant’s spouse after the participant dies. The optional forms of payment include a single life annuity, a contingent annuity (50%, 75%, or 100%) and a period certain annuity.

Supplemental Retirement Plan

Various provisions of the IRC limit the amount of compensation used in determining the amount of benefits that can be paid under the Retirement Plan. The Company established the Supplemental Retirement Plan to pay that part of the pension benefit that cannot be paid to our senior executives as a result of these IRC limitations. The Compensation Committee believes that the full retirement benefit earned by an executive under our retirement benefit formula should be paid without reduction and that a supplemental plan is common in the industry and important for the attraction and retention of our senior executives.

Key management employees, including all Talbots Vice Presidents and above, whose benefits under the Retirement Plan either (a) are limited by tax rules or (b) would have been increased due to the inclusion of certain deferred compensation in his or her average final compensation are eligible to participate in the Supplemental Retirement Plan. All of the NEOs participate in the Supplemental Retirement Plan.

Under the Supplemental Retirement Plan, a participant is entitled to receive the difference between (i) the amount under the Retirement Plan that he or she would have received but for the application of the tax limits or the exclusion of certain deferred cash awards, and (ii) the benefit that he or she is actually entitled to under the Retirement Plan (plus the benefit payable under a predecessor’s supplemental retirement plan).

Benefits under the Supplemental Retirement Plan are determined using the same actuarial assumptions that are used to determine benefits under the Retirement Plan.

A participant vests in his or her benefit under the Supplemental Retirement Plan upon completing five years of service. All of the NEOs except Mr. Kowalczyk are vested in their benefits.

A participant’s benefit under the Supplemental Retirement Plan is paid in the same form and at the same time benefits are paid under the Retirement Plan, subject to any restrictions on timing of payment under IRC 409A (concerning deferred compensation).

Umbrella Plan

In fiscal 2005, the Compensation Committee approved a modification to the Supplemental Retirement Plan for the CEO. This modification increased his right to retirement benefits to 50% of average final compensation upon retirement at or after normal retirement age. The phase-in to 50% of average final compensation occurred in quarterly increments over a two year period, through the first quarter of fiscal 2007. Prior to this modification, the CEO would have been entitled to approximately 30% of average final compensation assuming retirement at age 65 and approximately 18 years of credited service.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2006

The following table provides information with respect to the following non-qualified defined contribution and compensation deferral plans of the Company for each of the NEOs:

•	The Talbots, Inc. Supplemental Savings Plan (“Supplemental Savings Plan” or SSP) and

•	The Talbots, Inc. Deferred Compensation Plan (“Deferred Compensation Plan” or DCP).

(A)		(B)	(C)	(D)	(E)	(F)
						Aggregate
		Executive	Registrant	Aggregate	Aggregate	Balance
		Contributions in	Contributions in	Earnings in	Withdrawals/	at Last
	Plan	Last FY	Last FY	Last FY	Distributions	FYE
Name	Name	($)	($)	($)	($)	($)

Arnold B. Zetcher	SSP	104,597	53,024	360,080	0	4,036,095
	DCP	0	0	0	0	0
Edward L. Larsen	SSP	4,777	2,516	107,949	0	898,163
	DCP	149,121	0	240,037	0	2,040,151
Harold B. Bosworth, Jr.	SSP	39,906	8,043	24,780	0	292,957
	DCP	145,131	0	250,037	0	2,844,757
Philip H. Kowalczyk	SSP	35,271	22,286	5,095	0	67,979
	DCP	0	0	0	0	0
Michele M. Mandell	SSP	46,873	9,547	70,037	0	814,382
	DCP	0	0	219,267	0	2,551,963

Executive Contributions in Last Fiscal Year (Column (B))

The amounts reported in this column reflect amounts deferred in fiscal 2006 under the Company’s non-qualified defined contribution and non-qualified deferred compensation plans. These amounts are also reported as compensation to the NEOs in the Summary Compensation Table above. All of the NEOs also made contributions to the tax-qualified RSVP (401(k) savings plan), which are included as compensation in the Summary Compensation Table.

Registrant Contributions in Last Fiscal Year (Column (C))

The amounts reported in this column include Company contributions for each of the NEOs in fiscal 2006 under the non-qualified defined contribution plan. The Company does not make contributions under the non-qualified deferred compensation plan. Each of these amounts (as well as Company contributions under the tax-qualified RSVP (401(k) savings plan) are included in the “All Other Compensation” column of the Summary Compensation Table and quantified in the “All Other Compensation” table that appears in the footnotes following the Summary Compensation Table.

Aggregate Earnings in Last Fiscal Year (Column (D))

The amounts reported in this column are deemed investment returns in fiscal 2006 on all amounts attributable to total employee contributions and total Company contributions made for all years for each of the NEOs under the non-qualified defined contribution and non-qualified deferred compensation plans.

Supplemental Savings Plan

Each of the NEOs is a participant in the Supplemental Savings Plan.

A participant may voluntarily elect to make pre-tax deferrals to the Supplemental Savings Plan that would otherwise be prohibited under Talbots 401(k) plan (which is called the Retirement Savings Voluntary Plan or RSVP) as a result of applicable tax laws. If a participant’s pre-tax contributions are limited by the tax law limit under the RSVP, he or she will receive matching contributions under the Supplemental Savings Plan equal to 50% of his or her pre-tax contribution up to 6%. The matching contributions paid under the Supplemental Savings Plan are in addition to any matching contributions the participant might receive under the RSVP.

Compensation means salary and bonus paid during the plan year, plus pre-tax contributions to the Talbots cafeteria plan, the RSVP and the Deferred Compensation Plan.

All amounts credited under the Supplemental Savings Plan are immediately vested.

Participants make deemed investments of their hypothetical account balances (this plan is not “funded”). These hypothetical accounts may be invested in any combination of the following funds:

•	Gartmore GVIT Money Market — Class V

•	Gartmore GVIT Government Bond — Class I

•	PIMCO VIT Real Return — Admin Shares

•	PIMCO VIT Low Duration — Admin Shares

•	JP Morgan GVIT Balanced — Class I

•	T. Rowe Price Equity Income — Class 2

•	Dreyfus Stock Index — Initial Shares

•	Oppenheimer Capital Appreciation VA — Initial Class

•	Goldman Sachs VIT Mid Cap Value

•	Fidelity VIP III Mid Cap — Service Class

•	T. Rowe Price Mid Cap Growth — Class 2

•	Gartmore GVIT Small Company — Class I

•	Dreyfus VIF International Value — Initial Shares

•	AIM V.I. International Growth — Series I Shares

•	Van Eck WIT Worldwide Emerging Markets — Initial Class

The rate of return earned on the NEO’s hypothetical account balance is based on the actual performance of the funds in which he or she is deemed invested. The participant may change his or her choice of funds at any time.

A participant may elect to have his or her account paid in a lump sum, equal annual installments not to exceed 10 years, or another form elected by the participant, in the event of early or normal retirement or long-term disability, subject to IRC Section 409A (which covers deferred compensation). All of the NEOs, with the exception of Mr. Kowalczyk, would currently be eligible for a retirement distribution.

If a participant’s employment with the Company ends for a reason other than retirement or long-term disability, the participant will receive his or her account in a lump sum upon employment termination, subject to IRC Section 409A. A participant may receive a distribution earlier than initially elected in the event of an unforeseeable emergency. No withdrawals or distributions were made to any of the NEOs under the Supplemental Savings Plan in fiscal 2006.

Deferred Compensation Plan

All of the NEOs are eligible to participate in the Deferred Compensation Plan. Mr. Zetcher does not participate in the Deferred Compensation Plan.

A participant may defer 5% to 75% of annual gross salary. Gross salary is base compensation excluding bonuses and incentive compensation. A participant may also defer 5% to 100% of the amounts paid under the MIP. The Company does not make any contributions under the Deferred Compensation Plan.

Participants make deemed investments of their hypothetical account balances in any combination of the funds that are listed under “Supplemental Savings Plan” above. The rate of return earned on the NEO’s hypothetical account balance is based on the actual performance of the funds. The participant may change investment choices at any time.

A participant may elect to have his or her account paid in a lump sum or in equal annual installments not to exceed 10 years, or another form elected by the participant, in the event of early or normal retirement or long-term disability, subject to IRC Section 409A. All of the NEOs, with the exception of Mr. Kowalczyk, would currently be eligible for a retirement distribution.

If a participant’s employment with the Company ends for a reason other than retirement or long-term disability, the participant will receive his or her account in a lump sum upon employment termination, subject to IRC Section 409A. A participant may also receive a distribution earlier than initially elected in the event of an unforeseeable emergency. No withdrawals or distributions were made to any of the NEOs under the Deferred Compensation Plan in fiscal 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CIC

Employment Agreement for Arnold B. Zetcher

On September 28, 2006, the Company and Mr. Zetcher amended his employment agreement. The term of Mr. Zetcher’s amended employment agreement continues through March 31, 2008. Mr. Zetcher’s agreement provides for his employment as President and Chief Executive Officer of the Company at a base salary to be reviewed annually. Mr. Zetcher is also eligible to participate in the Company’s annual cash incentive award program under the MIP. Mr. Zetcher is also entitled to insurance, retirement, and other benefits. Under his employment agreement, he is also entitled to have his spouse accompany him on all business travel at the Company’s expense.

On February 12, 2007 Mr. Zetcher announced his planned retirement from the Company at the end of the current fiscal year 2007. Under his agreement, he has agreed to continue as Chairman of the Board and as a director until March 31, 2008.

Under the agreement, if Mr. Zetcher’s employment were to be terminated by the Company without cause or by Mr. Zetcher for good reason prior to the end of the term of his employment agreement (March 31, 2008), then he would be entitled to:

•	salary for the period through March 31, 2008, in a lump sum;

•	his target bonus for fiscal 2007 under the MIP (which is the Company’s annual cash bonus plan) provided his employment terminates during fiscal 2007. If his employment terminates following fiscal 2007, he instead would receive any bonus he in fact has earned under the MIP for the completed fiscal year 2007. He will not be entitled to a MIP bonus for fiscal 2008. For Mr. Zetcher, his target MIP bonus means 60% of salary, multiplied by a Company rating of 1.0, multiplied by an individual rating of 1.3;

•	health and other welfare benefits (medical, disability and life insurance) through March 31, 2008; and

•	pension benefits under his Umbrella Plan equal to the greater of the benefit calculated under that Plan using his actual employment termination date or the benefit under that Plan using an assumed employment termination date of March 31, 2008.

Under his amended employment agreement, Mr. Zetcher’s employment may be terminated by the Company or by Mr. Zetcher on or after his normal retirement date, which is the end of fiscal 2007. He will be entitled to the same payments and benefits as stated above if his employment terminates by reason of his normal retirement date.

If a Change in Control of the Company (CIC) occurs and both:

•	Mr. Zetcher’s employment is terminated following the CIC but before January 26, 2008, and

•	the termination is by the Company without cause or by Mr. Zetcher for good reason,

then Mr. Zetcher would be entitled to:

•	two times the sum of (i) his salary and (ii) his maximum MIP bonus (this means 60% of his salary, multiplied by a Company rating of 1.8, multiplied by an individual rating of 1.5.),

•	a prorated maximum MIP bonus for the year of termination,

•	continued health and welfare benefits for two years, and

•	continued executive auto benefits until March 31, 2008.

If any payment to Mr. Zetcher under his employment agreement must be delayed for six months due to IRC 409A (which is the tax rule on deferred compensation), then any delayed payment will earn interest at prime plus 1%. In the event that any payments or benefits payable on a CIC would constitute a “parachute payment” under IRC 280G, then those CIC payments and benefits will be reduced to an amount as not to constitute a parachute payment.

Mr. Zetcher’s employment agreement amendment also modified his rights under his stock options and PARS in the following ways:

•	During the term of Mr. Zetcher’s agreement, his outstanding stock options will continue to vest under his normal vesting schedule through the end of the term of his employment agreement (March 31, 2008), at which time all unvested options will automatically vest.

•	During the term of his agreement, his outstanding PARS will continue to vest under the normal vesting schedule through the end of the term of the agreement (March 31, 2008), at which time all outstanding PARS will vest on a prorated basis (using a 5 year proration schedule measured from the date of each PARS grant).

•	The accelerated vesting of his stock options and the prorated vesting of his PARS as of the end of the term of his agreement (March 31, 2008), as explained above, will also occur if his employment is terminated without cause or if he terminates his employment for good reason prior to March 31, 2008 or if his employment is terminated by reason of his normal retirement date.

Under the plan, all unvested options and PARS automatically vest on a CIC (which is the same for all plan participants). Mr. Zetcher will have a three year period following termination of employment within which to exercise his outstanding stock options.

Under the agreement, if the Company terminates Mr. Zetcher for cause or if Mr. Zetcher terminates his own employment without good reason, a two year non-competition covenant applies.

Under his agreement, for fiscal 2007, Mr. Zetcher was entitled to receive equity awards consistent with past practice. Also, if Mr. Zetcher’s employment had been terminated (which it was not) by the Company without cause or by Mr. Zetcher for good reason prior to the grant of such fiscal 2007 awards, he would have been entitled to receive a cash lump sum equivalent to the fair value of the expected fiscal 2007 stock option award and 20% of the fair value of the expected PARS award. The purpose of this provision was to provide a cash equivalent of the equity awards to which Mr. Zetcher would have been entitled except for his employment having been terminated. Fiscal 2007 equity awards to Company executives (including Mr. Zetcher) were made in March 2007, and as a result, this provision had no application.

Mr. Zetcher (along with two other executive officers) is a participant in a separate executive medical plan. The health coverage for these executives is the same coverage as was in effect for them under a prior employer’s health plan (General Mills) at the time the Company was acquired by AEON from General Mills in 1988. As part of their agreement to continue with the Company following that acquisition, the executives were promised continuing health plan coverage on the same terms as under the General Mills plan. Under this executive medical plan, the participant and his eligible dependents are not required to pay deductible or co-pay amounts or contribute toward insurance premiums. Each of these executives will also continue to be covered under this plan upon retirement for his life and for his spouse’s life. Each executive currently satisfies the retirement eligibility conditions and therefore will be entitled to retiree coverage under this plan upon separating from employment. During retirement, upon becoming eligible for Medicare, Medicare will then become the primary payor under the plan.

CIC means, generally, (i) any person or persons (other than the beneficial majority owner AEON) acquires more than 25 percent of our outstanding voting shares and no other person or persons owns a greater percentage of our voting shares or (ii) individuals who presently make up our Board or who become members of our Board with the approval of the existing Board cease to be at least a majority of the Board.

“Cause” means, generally, (i) the executive substantially fails to perform his or her material duties, (ii) repeated misconduct which has a materially adverse effect, (iii) conviction of a felony, (iv) material dishonesty, (v) conflicts of interest, or (vi) other material breach by the executive and failure substantially to correct the breach.

“Good reason” means, generally, (i) material reduction in duties inconsistent with the executive’s position and responsibilities, (ii) relocation of our principal executive offices by more than forty miles, (iii) reduction in base salary, (iv) failure by us to continue a compensation plan or benefit plan in which the executive is participating or materially reducing his participation or benefits under such a plan, or (v) breach by us of the executive’s employment agreement.

Employment Agreement of Philip H. Kowalczyk

The Company has an employment agreement with Mr. Kowalczyk. The Company and Mr. Kowalczyk amended this agreement on May 3, 2006 when the Company acquired J. Jill and Mr. Kowalczyk was appointed President of J. Jill. The term of the agreement continues until the end of fiscal 2007. His agreement is renewable for three year terms.

Mr. Kowalczyk’s agreement sets his base salary at $625,000, which will be reviewed annually for potential increases. He is eligible for equity awards under the Company’s equity plan. In connection with his appointment as President of J. Jill, Mr. Kowalczyk received an additional grant of (i) stock options for 15,000 shares which will vest in one-third annual increments and (ii) 5,000 shares of PARS which will vest in 2011 (subject to possible earlier vesting after three years based on the Company’s return on net assets against the performance of a peer group of retail companies). Mr. Kowalczyk is also eligible to participate in the MIP annual bonus plan with a 45% target participation rate against base salary.

Mr. Kowalczyk is entitled to insurance, retirement and other benefits generally available to the other Company executives. Mr. Kowalczyk was also entitled to reimbursement for his relocation expenses in connection with his original hiring. These expenses included temporary living expenses, closing costs, legal fees for the purchase of his home and broker’s fees on the sale of his prior residence.

Under his agreement, if Mr. Kowalczyk’s employment is terminated by the Company without cause or by the executive for good reason, he will receive a lump sum equal to one and one-half times the sum of (i) his salary and (ii) his annual MIP cash bonus paid to him for the preceding completed fiscal year. Mr. Kowalczyk would also be entitled to benefits under the Company’s health, disability and life insurance programs for up to 18 months following termination.

If there is a CIC of the Company and within the following 12 months Mr. Kowalczyk’s employment is terminated by the Company without cause, then Mr. Kowalczyk would be entitled to a lump sum equal to one and one-half times the sum of (i) his salary and (ii) his target MIP bonus (which means 45% of his salary). Also, Mr. Kowalczyk would be entitled to continued benefits for up to 18 months after his termination. In the event that any payments or benefits payable on a CIC would constitute a “parachute payment” under IRC 280G, then those CIC payments and benefits will be reduced to an amount so as not to constitute a parachute payment.

Mr. Kowalczyk has an 18 month non-competition covenant which would apply if he terminates his employment without good reason or he is terminated for cause or if he is terminated after his normal retirement date.

“Good reason” means the Company’s material breach of his agreement which the Company does not cure. “Cause” and “CIC” have generally the same meaning as under Mr. Zetcher’s agreement.

Employment Agreement of Harold B. Bosworth, Jr.

The Company has an employment agreement with Mr. Bosworth which continues until the end of fiscal 2008. The agreement is renewable for subsequent three year terms. Mr. Bosworth’s agreement provides for his employment as Executive Vice President and Chief Merchandising Officer. Under his agreement, Mr. Bosworth’s salary is reviewed annually for potential increases. Mr. Bosworth is eligible to participate in the MIP annual cash bonus plan (he currently has a 40% target participation rate against base salary). He is also eligible to receive equity awards under the Company’s equity plan. Mr. Bosworth is also entitled to insurance, retirement and other benefits that are generally available to the other executives of the Company.

Under the agreement, if Mr. Bosworth’s employment is terminated by the Company without cause or by Mr. Bosworth for good reason, he will receive a lump sum equal to one and one-half times the sum of (i) his salary and (ii) his annual MIP cash bonus paid to him for the preceding completed fiscal year. Mr. Bosworth would also be entitled to benefits under the Company’s health, disability and life insurance programs for up to 18 months following termination.

If there is a CIC of the Company and within the following 12 months Mr. Bosworth’s employment is terminated by the Company without cause or by Mr. Bosworth for good reason, Mr. Bosworth will receive a lump sum equal to the greater of:

(A)	one and one-half times the sum of (i) his salary and (ii) his target MIP bonus (which means 40% of his salary), or

(B)	one and one-half times the sum of (i) his salary and (ii) his MIP bonus paid or payable to him for the preceding completed fiscal year.

For up to 18 months after his termination following a CIC, Mr. Bosworth would also be entitled to continued benefits under the Company’s benefit programs. In the event that any payments or benefits payable on a CIC would constitute a “parachute payment” under IRC 280G, then those CIC payments and benefits will be reduced to an amount as not to constitute a parachute payment.

Mr. Bosworth has an 18 month non-competition covenant which would apply if he terminates his employment without good reason or he is terminated for cause or if he is terminated after his normal retirement date.

“Good reason” means the Company’s material breach of his agreement which the Company does not cure within 30 days following written notice from him. However, following a CIC, “good reason” would also mean he is assigned to report to an individual other than to the Chief Executive Officer. “Cause” and “CIC” have generally the same meaning as under Mr. Zetcher’s agreement.

Change in Control Agreements of Edward L. Larsen, Michele M. Mandell and Certain Other Executive Officers

In the event there is a CIC of the Company and within the following 12 months the executive’s employment is terminated by the Company without cause, the executive would be entitled to receive a lump sum equal to one times the sum of: (i) base salary and (ii) his or her target MIP bonus (which means 33% of salary for Mr. Larsen and 40% of salary for Ms. Mandell, and in each case, multiplied by a Company rating of 1.0 and an individual rating of 1.0). In addition, following a CIC, the officer would be entitled to continued benefits under the Company’s benefit programs for up to one year after termination. “Cause” and “CIC” have generally the same meaning as under Mr. Zetcher’s agreement.

Estimated Severance and Certain Other Post-Employment Payments and Benefits

The following table shows the estimated payments and value of benefits that the Company would provide to each of its NEOs in the event of employment termination, in each case assuming a hypothetical employment separation date of February 3, 2007 (the last day of the Company’s 2006 fiscal year). For this table, the market price of the Company’s Common Stock is assumed to be $24.11, which was the NYSE closing price on February 3, 2007. Certain other assumptions made for purposes of presenting this information are explained below.

(A)	(B)	(C)	(D)	(E)	(F)
			Termination as of
		Termination as of	2/3/07 Without		Change in
		2/3/07 Without	Cause or for Good		Control as of
		Cause or for Good	Reason (within 1 Year	Voluntary	2/3/07 without
		Reason (no Change	Following Change in	Retirement	Employment
		in Control)	Control)	as of 2/3/07	Termination
Name	Benefit	($)	($)	($)	($)

Arnold B. Zetcher	Salary(1)	1,425,372	2,443,496	0	0
	Annual MIP Incentive Plan(1)	952,963	3,958,400	0	0
	Equity Award Acceleration(2)	1,858,479	4,219,250	0	4,219,250
	Incremental Non-Qualified Pension	0	0	0	0
	Incremental Medical, Dental, Life and Disability Benefits(3)	397,905	397,905	395,318	0
	Auto Benefit(4)	28,467	28,467	0	0
	Tax Gross-up	0	0	0	0
	Total	4,663,186	11,047,518	395,318	4,219,250
Edward L. Larsen	Salary(1)	0	403,869	0	0
	Annual MIP Incentive Plan(1)	0	133,277	0	0
	Equity Award Acceleration(2)	0	1,054,813	0	1,054,813
	Incremental Non-Qualified Pension	0	333,013	219,859	0
	Incremental Medical, Dental, Life and Disability Benefits	0	13,190	0	0
	Auto Benefit(4)	0	19,500	0	0
	Tax Gross-up	0	0	0	0
	Total	0	1,957,662	219,859	1,054,813
Harold B. Bosworth, Jr.	Salary(1)	786,128	786,128	0	0
	Annual MIP Incentive Plan(1)	359,850	359,850	0	0
	Equity Award Acceleration(2)	0	2,109,625	0	2,109,625
	Incremental Non-Qualified Pension	0	627,588	267,321	0
	Incremental Medical, Dental,	12,855	12,855	0	0
	Life and Disability Benefits
	Auto Benefit(4)	0	29,250	0	0
	Tax Gross-up	0	0	0	0
	Total	1,158,833	3,925,296	267,321	2,109,625
Philip H. Kowalczyk	Salary(1)	937,500	937,500	0	0
	Annual MIP Incentive Plan(1)	377,400	421,875	0	0
	Equity Award Acceleration(2)	0	1,326,050	0	1,326,050
	Incremental Non-Qualified Pension	0	0	0	0
	Incremental Medical, Dental, Life and Disability Benefits	20,349	20,349	0	0
	Auto Benefit(4)	0	31,500	0	0
	Tax Gross-up	0	0	0	0
	Total	1,335,249	2,737,274	0	1,326,050

(A)	(B)	(C)	(D)	(E)	(F)
			Termination as of
		Termination as of	2/3/07 Without		Change in
		2/3/07 Without	Cause or for Good		Control as of
		Cause or for Good	Reason (within 1 Year	Voluntary	2/3/07 without
		Reason (no Change	Following Change in	Retirement	Employment
		in Control)	Control)	as of 2/3/07	Termination
Name	Benefit	($)	($)	($)	($)

Michele M. Mandell	Salary(1)	0	413,712	0	0
	Annual MIP Incentive Plan(1)	0	165,485	0	0
	Equity Award Acceleration(2)	0	1,687,700	0	1,687,700
	Incremental Non-Qualified Pension	0	735,148	456,976	0
	Incremental Medical, Dental, Life and Disability Benefits	0	8,383	0	0
	Auto Benefit(4)	0	19,500	0	0
	Tax Gross-up	0	0	0	0
	Total	0	3,029,928	456,976	1,687,700

(1)	Each NEO’s annual salary earned through fiscal 2006 year end, as well as each NEO’s annual MIP incentive bonus earned for the 2006 fiscal year, is reported in the Summary Compensation Table and is not included in the above table. Also not included in the table are any shares which were eligible for vesting under outstanding PARS awards for the performance period generally concluding with fiscal year end 2006 (for the three year period ending with fiscal year end 2006, no PARS vested on an accelerated basis).

(2)	The amount for “Equity Award Acceleration” represents the total in-the-money value of stock options and the market value of unvested PARS shares which would become vested on an accelerated basis solely as a result of a CIC. This value would vest upon a CIC even if the executive’s employment is not terminated.

Under Mr. Zetcher’s amended employment agreement, if his employment had been terminated without cause or for good reason prior to the award of our 2007 equity grants, he would have been entitled to, on a one time basis, the SFAS No. 123R value of equivalent stock options and 20% of the value of PARS that would have been granted to him in fiscal 2007. In fact, the 2007 equity grants were made to all executives (including Mr. Zetcher) in March 2007 and, as a result, this provision has no further application or effect. No amounts for such 2007 equity grants are therefore included for Mr. Zetcher in columns (C), (D) and (E) with respect to the value of such agreed equity grants.

(3)	Mr. Zetcher currently satisfies the eligibility conditions for retiree medical and dental coverage under the separate executive medical plan. See “Employment Agreement for Arnold B. Zetcher” above. However, because Mr. Zetcher is the only NEO who participates in the plan and because only two other executive officers of the Company participate in this separate executive medical plan, we have provided the value of the amount to which he would be entitled under such plan upon his retirement or other separation from employment.

(4)	The amount in “Auto Benefit” represents continued auto benefits following employment termination in accordance with the executive’s employment contract.

The timing of the payment of some compensation and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to any of the NEOs upon employment termination may be delayed for six months after termination.

The amounts in this table do not include retirement amounts which a NEO may be entitled to receive under the Company’s Retirement Plan, Supplemental Retirement Plan or the Umbrella Plan. Those retirement amounts are provided above in the “Pension Benefits” section of this Proxy Statement.

The amounts in this table do not include any amounts under the Company’s RSVP 401(k) plan. The amounts in this table also do not include the amounts under our Supplemental Savings Plan or Deferred Compensation Plan, which are provided above in the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

The above table only provides estimates of amounts payable and the value of benefits under existing employment arrangements and plans and in the circumstances shown. The payments and benefits actually provided would be materially impacted by when any employment separation or CIC in fact occurred, the form and amount of consideration payable in any CIC, the market price of our Common Stock at the time of a CIC, and many other factors. Payments and benefits are governed by the terms of the Company’s plans and contracts with the NEOs, which may be subject to interpretation and future modification.

DIRECTOR COMPENSATION

Processes, Procedures and Rationale

The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors on the compensation of our non-management directors. As part of this process, the Committee regularly reviews the structure, composition and operation of the Board and its committees and annually asks for comments from all directors concerning the Board’s performance. The Board also considers the significant amount of time spent by the directors in their duties for the Company. The Board in consultation with this Committee then determines the form and amount of non-management directors’ compensation.

Prior to May 2004, the non-management directors received an annual cash retainer and options to purchase 8,000 to 10,000 shares of Company stock. Under the current program, which was adopted by the Board in May 2004 and is discussed below, compensation of non-management directors takes the form of an annual cash retainer and an award of restricted stock units (RSUs), both of which may be deferred.

In 2003, prompted by the increased responsibilities of directors of public companies and in an effort to remain competitive, the Corporate Governance and Nominating Committee retained Pearl Meyer & Partners to review the Company’s director compensation program and to provide recommendations on proposed changes. Pearl Meyer & Partners provided an analysis of Talbots director compensation program as compared to a group of its peer companies, noting a trend in the modification of the director compensation programs among U.S. public companies.

At the Committee’s March 2004 meeting, Pearl Meyer & Partners presented recommendations for alternative forms of proposed director compensation. Pearl Meyer & Partners suggested that the Company establish mandatory share ownership guidelines for non-management directors and grant RSUs in lieu of stock options, thereby better aligning director compensation with shareholder interests. At the May 2004 meeting of the Board, these alternatives were discussed, and the current director compensation program was adopted.

In March 2007, after review, a decision was made to pay the presiding director an additional annual cash retainer of $5,000, effective March 2, 2007 in order to compensate the presiding director for the additional responsibilities and duties attendant to that position.

Compensation Paid to Board Members

Non-management directors receive a combination of cash and equity compensation. Mr. Zetcher, currently the only management director on the Board, does not receive any separate compensation for his services as a director or as Chairman of the Board.

Cash Compensation

Non-management directors are entitled to receive an annual cash retainer of $28,000 plus expenses. The chairperson of each Board committee receives an additional annual retainer of $5,000. Effective March 2, 2007, the presiding director of the Board receives an additional annual retainer of $5,000.

Restricted Stock Units

The Company maintains a shareholder-approved equity plan for its non-management directors (“Directors Plan”). On June 1 each year, non-management directors receive an award of 4,000 RSUs. The RSUs generally vest one year from the grant date. Holders of RSUs are entitled to dividends equivalent to Common Stock dividends but RSUs do not have voting rights until vested.

Share Ownership Requirement

Based on a policy recommended by the Committee in 2004, all non-management directors are subject to a minimum share ownership requirement. Each non-management director is required to own beneficially a minimum of 5,000 shares of Common Stock and/or RSUs (together these are referred to as “owned shares”) over a three year period from the date of first joining the Board. Until a director holds 5,000 owned shares, 2,000 RSUs are mandatorily deferred in the first two years of Board service and 1,000 RSUs in the third year of Board service and until the director terminates service as a Board member.

Deferred Compensation Program for Non-Management Directors

Non-management directors may voluntarily defer all or a portion of their RSUs or cash retainers under the Directors Deferred Compensation Plan.

DIRECTOR SUMMARY COMPENSATION TABLE FOR FISCAL 2006

The table below summarizes the compensation paid by the Company to non-employee directors for fiscal 2006.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
					Change in
					Pension Value
					and
	Fees				Nonqualifed
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

John W. Gleeson	33,000	100,573	126,795	0	0	0	260,368
Tsutomu Kajita	28,000	61,159	0	0	0	0	89,159
Motoya Okada	28,000	100,573	11,659	0	0	0	140,232
Gary M. Pfeiffer	33,000	100,573	126,795	0	0	0	260,368
Yoshihiro Sano	16,846	61,159	0	0	0	0	78,005
Susan M. Swain	33,000	100,573	14,573	0	0	0	148,146
Toshiji Tokiwa	11,154	39,414	24,875	0	0	0	75,443
Isao Tsuruta	28,000	100,573	11,659	0	0	0	140,232

Name (Column (A))

Arnold B. Zetcher, the Company’s Chief Executive Officer, President and Chairman of the Board, is not included in this table as he is an employee of the Company and thus receives no separate compensation for his service as a director. The compensation received by Mr. Zetcher as an employee of the Company is shown in the Summary Compensation Table above.

Mr. Tokiwa’s retirement from the Board of Directors was effective at the 2006 Annual Meeting of Shareholders, at which time Mr. Sano was elected to the Board. Upon his retirement, all of Mr. Tokiwa’s outstanding stock options became exercisable. His unvested restricted stock units (RSUs) vested on the normal vesting date of June 1, 2006.

Fees Earned or Paid in Cash (Column (B))

The amounts in this column reflect the cash compensation paid to the directors during fiscal 2006. Mr. Sano and Mr. Tokiwa earned a pro-rated amount, as each served on the Board for only a portion of fiscal 2006.

Stock Awards (Column (C))

Amounts shown reflect the compensation cost recognized in fiscal 2006 for financial statement reporting purposes for RSUs granted in 2006 and prior fiscal years, as determined in accordance with SFAS No. 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions). For RSUs, fair value is calculated using the closing price of the Company’s Common Stock on the date of grant. The full grant date fair value of the RSUs granted to each of the non-management directors in fiscal 2006 was $90,040. Additional information concerning the Company’s accounting for RSUs granted in 2006, 2005 and 2004 is included in Note 6 of the Company’s 2006 Form 10-K. Dividends were taken into account in arriving at the fair value of the RSUs and, therefore, dividend equivalents paid on RSUs in fiscal 2006 to our non-management directors have not been separately disclosed. There were no forfeitures of RSUs by the non-management directors during fiscal 2006. Since these amounts reflect the Company’s accounting expense, they do not correspond to the actual value that will be recognized by the non-management directors.

As of February 3, 2007, each individual had the following RSUs outstanding: Mr. Gleeson, 10,000; Mr. Kajita, 4,000; Mr. Okada, 12,000; Mr. Pfeiffer, 12,000; Mr. Sano, 4,000; Ms. Swain, 12,000; and Mr. Tsuruta, 12,000.

Option Awards (Column (D))

Amounts shown represent the compensation cost recognized in fiscal 2006 for financial statement reporting purposes for the fair value of stock options granted in fiscal 2003 and 2004, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to option grants in fiscal 2003 and fiscal 2004, refer to the Summary of Significant Accounting Policies Note to the Company’s Consolidated Financial Statements in our Form 10-K for fiscal 2004. Since these amounts reflect the Company’s accounting expense, they do not correspond to the actual value that will be recognized by the non-management directors.

As of February 3, 2007, the following individuals had the following options outstanding: Mr. Gleeson, 20,000; Mr. Okada, 50,000; Mr. Pfeiffer, 20,000; Ms. Swain, 50,000; Mr. Tokiwa, 32,000; and Mr. Tsuruta, 38,000.

Report of the Audit Committee*

General Responsibilities.  The Audit Committee assists the Board in fulfilling its oversight of:

•	the Company’s financial reporting process and the integrity of the Company’s financial statements and financial reporting;

•	the Company’s internal control environment, systems, and performance;

•	the qualifications, independence, and performance of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s internal audit staff.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm performs an annual independent audit of the financial statements.

The Audit Committee reviews with the Company’s independent registered public accounting firm the results of its audit and of its interim quarterly reviews and the overall quality of the Company’s accounting policies. The Company’s independent registered public accounting firm assists management, as necessary, in updating the Audit Committee concerning new accounting developments and their potential impact on the Company’s financial reporting. The Audit Committee also meets regularly with the Company’s independent registered public accounting firm without management present. The Audit Committee reviews and discusses with management the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Audit Committee also meets with Company management, without the Company’s independent registered public accounting firm present, to discuss management’s evaluation of the performance of the independent registered public accounting firm.

The Audit Committee also meets regularly with the Company’s internal audit staff to discuss the Company’s internal audit process and the results of ongoing or recently completed internal audits.

* This Report of the Audit Committee is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

With respect to fiscal 2006, the Audit Committee:

•	reviewed and discussed the Company’s audited financial statements with Deloitte & Touche LLP and with management;

•	discussed with Deloitte & Touche LLP the scope of its services, including its audit plan;

•	reviewed the Company’s internal control processes and procedures;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed the written disclosures and confirmation from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Deloitte & Touche LLP their independence from management and the Company; and

•	approved the audit and non-audit services provided by Deloitte & Touche LLP during fiscal 2006.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006. The Audit Committee also evaluated and reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2007.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2006 Annual Report on Form 10-K a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Deloitte & Touche LLP has issued an audit report relative to internal control over financial reporting. During the course of fiscal 2006, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Deloitte & Touche LLP. Management’s assessment report and the auditors’ audit report are included as part of the 2006 Annual Report on Form 10-K.

Audit Committee
of the Board of Directors

John W. Gleeson (Chairperson)
Gary M. Pfeiffer
Susan M. Swain

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners.  The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of March 15, 2007. Such beneficial owner has sole voting and investment power as to such shares unless otherwise indicated.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class

AEON (U.S.A.), Inc.
450 7th Ave., 42nd Floor
New York, NY 10123	29,921,829		55.4%

Van Der Berg Management(1)
805 Las Cimas Parkway
Suite 430
Austin, TX 78746	3,170,526	(1)	5.9%

(1)	Schedule 13G/A filed on January 12, 2007 by Van Der Berg Management. Van Der Berg Management has sole voting power with respect to 17,710 shares and shared voting power with respect to 3,152,816 shares and sole dispositive power with respect to 17,710 shares and shared dispositive power with respect to 3,152,816 shares.

Stock Ownership of Directors and Executive Officers.  The following table sets forth the beneficial ownership of the Common Stock of the Company as of March 15, 2007 by each director and nominee of the Company, each of the individuals named in the Summary Compensation Table, and all executive officers, directors, and nominees of the Company as a group. All persons listed below have sole voting and investment power with respect to such shares, except as indicated. No director, nominee or executive officer beneficially owns more than one percent of the total outstanding Common Stock except all directors, nominees, and executive officers as a group and Mr. Zetcher who are deemed to own beneficially (including unvested PARS and options currently exercisable and exercisable within 60 days) 11.39% and 4.79%, respectively, of the outstanding Common Stock.

	Number of		Number of
Name of Beneficial Owner	Shares(1)(2)	Name of Beneficial Owner	Shares(1)(2)

J. W. Gleeson	32,000	A.B. Zetcher	2,703,075
T. Kajita	4,000	E.L. Larsen	345,249
M. Okada	106,000	H.B. Bosworth, Jr.	487,834
G.M. Pfeiffer	32,000	P.H. Kowalczyk	200,000
Y. Sano	4,300	M.M. Mandell	551,722
S.M. Swain	62,000	All executive officers, directors, and nominees as a group (19 persons)(3)	6,770,733
I. Tsuruta	50,000

(1)	The listed shares include shares subject to stock options exercisable currently or within 60 days of March 15, 2007, as follows: Mr. Zetcher, 2,430,000; Mr. Gleeson, 20,000; Mr. Kajita, 0; Mr. Okada, 50,000; Mr. Pfeiffer, 20,000; Mr. Sano, 0; Ms. Swain, 50,000; Mr. Tsuruta, 38,000; Mr. Larsen, 278,999; Mr. Kowalczyk, 115,000; Mr. Bosworth, 380,334; Ms. Mandell, 410,000; and all executive officers, nominees, and directors as a group, 5,451,794.

(2)	Messrs. Okada and Kajita are directors and officers of AEON and/or AEON USA. Mr. Tsuruta is an officer of AEON USA. Each disclaims beneficial ownership of the Common Stock of the Company owned by AEON USA and such shares are not included in their individual share ownership.

(3)	Includes 100 shares held by immediate family members.

A portion of the Talbots shares owned by certain executive officers are held in margin accounts at brokerage firms. Under the terms of the margin account agreements, stocks and other assets held in the account may be pledged to secure margin obligations under the account. As of March 15, 2007, none of the executive officers had any outstanding margin obligations under any such accounts, except for Mr. Larsen who holds 10,000 shares in a margin account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely made in fiscal 2006.

ITEM 2. AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED
FOR ISSUANCE UNDER THE 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN

The Company’s shareholders are being asked to approve an amendment to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (the “Incentive Plan”) to increase the number of authorized plan shares. A general discussion of the principal terms of the Incentive Plan and the proposed amendment is set forth below. This description is qualified in its entirety by reference to the Incentive Plan, which was filed electronically with the SEC as an appendix to this Proxy Statement, but is not included in the printed version of this Proxy Statement. A copy of the Incentive Plan is also available, without charge, upon written request to the Investor Relations Department of the Company, One Talbots Drive, Hingham, Massachusetts 02043.

In accordance with the listing requirements of the NYSE, shareholder approval of the amendment to the Incentive Plan requires the affirmative vote of a majority of votes cast on the proposal where total votes cast represent over 50% of all shares entitled to vote. Abstentions will not be counted in connection with the approval of this proposal, but will be counted in determining whether the votes cast represent 50% of the shares entitled to vote on the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of this proposal. The Board of Directors recommends that shareholders vote for such amendment.

Proposed Amendment

The amendment to the Incentive Plan increases by 2,500,000 shares the total number of shares available for issuance under the Plan. The maximum number of shares of Common Stock that may be issued under the Incentive Plan, as amended, may be not more than (i) 9,500,000 shares of Common Stock; (ii) any authorized but unissued shares of Common Stock that were available for future awards under the 1993 Executive Stock Based Incentive Plan (the “Prior Plan”) as of the effective date of the Incentive Plan; and (iii) any shares of Common Stock represented by awards granted under the Prior Plan that are forfeited, settled in cash, expired, canceled or otherwise become available to the Company. Of such current authorized shares, as of March 15, 2007, 4,979,685 shares were subject to outstanding options, 1,520,877 shares were subject to outstanding restricted stock awards, and 294,840 shares were available for future awards.

AEON USA, which owns of record and beneficially more than a majority of the outstanding Common Stock, has advised the Company that it intends to vote for the approval of such increase in authorized plan shares. While no additional favorable votes are required to approve the proposal, each shareholder is urged to vote in favor of the proposal.

Description of the Incentive Plan

General.  The Incentive Plan is intended to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its subsidiaries and affiliates and to certain other individuals who perform services for the Company and its subsidiaries and affiliates. The Incentive Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock, performance awards, and other types of awards consistent with the purposes of the Incentive Plan. Each award may be granted alone or in conjunction with other types of plan awards. Shares issued under the Incentive Plan may be authorized and unissued shares or treasury shares.

The Incentive Plan will expire by its terms in May 2013, but the Board of Directors may extend the term of the Incentive Plan for an additional period of up to five years for the grant of awards other than incentive stock options.

Eligibility for Participation.  Key employees of the Company and its subsidiaries and other key individuals performing services for the Company or any participating affiliate are eligible for awards. The Compensation Committee has the authority in its discretion to select key employees and key individuals. None of the Company’s non-employee directors is eligible for awards under the Incentive Plan. The Company estimates that approximately 150 employees are currently eligible to participate in the Incentive Plan.

Plan Benefits.  Future grants under the Incentive Plan are discretionary and are not currently determinable. During fiscal 2006, the total number of stock options awarded under the Incentive Plan to the NEOs, to the executive officers as a group and to other employees as a group were: Mr. Zetcher, Chairman of the Board, President and Chief Executive Officer, 150,000; Mr. Larsen, Senior Vice President, Finance, Chief Financial Officer and Treasurer, 35,000; Mr. Bosworth, Executive Vice President, Chief Merchandising Officer, Talbots Brand, 75,000; Mr. Kowalczyk, President of J. Jill, 90,000; Ms. Mandell, Executive Vice President, Stores, Talbots Brand, 60,000; all executive officers as a group, 655,000; and all employees other than executive officers, 437,600.

During fiscal 2006, the total number of PARS awards (which will vest five years from the grant date and include a financial performance condition for possible accelerated vesting following three years from the grant date) granted under the Incentive Plan to the NEOs, to the executive officers as a group and to other employees as a group were: Mr. Zetcher, Chairman of the Board, President and Chief Executive Officer, 50,000; Mr. Larsen, Senior Vice President, Finance, Chief Financial Officer and Treasurer, 12,500; Mr. Bosworth, Executive Vice President, Chief Merchandising Officer, Talbots Brand, 25,000; Mr. Kowalczyk, President of J. Jill, 30,000; Ms. Mandell, Executive Vice President, Stores, Talbots Brand, 20,000; all executive officers as a group, 225,000; and all employees other than executive officers, 111,925.

None of the Company’s non-employee directors is eligible for options or other awards under the Incentive Plan. On March 15, 2007, the closing price of the Common Stock was $24.79.

Administration and Amendment of the Incentive Plan.  The Compensation Committee has sole authority to administer the Incentive Plan, which includes the authority to determine the type, size and terms of awards, the time when awards will be granted and any performance objectives, to modify the terms of any award granted, to interpret the terms of the Incentive Plan and awards, to establish, amend and rescind any rules relating to the Incentive Plan, and to delegate certain administration of the Incentive Plan. The Incentive Plan may be amended by the Board of Directors, but no amendment will be effective unless approved by the Company’s shareholders if the failure to obtain shareholder approval would adversely affect the Incentive Plan’s compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or other applicable law or is required by the requirements of any stock exchange on which the Company’s shares are then listed.

Stock Options.  The Compensation Committee may grant stock options which may be nonqualified stock options or incentive stock options and determines the number of shares subject to each such option. The maximum number of shares of Common Stock that may be issued by means of incentive stock options is 9,500,000 shares. Options may not be granted with an exercise price less than the fair market value of the Common Stock on the grant date; however, in the case of incentive stock options granted to an employee who owns Common Stock representing more than 10% of the voting power of all classes of stock of the Company (“Ten Percent Employee”), incentive stock options may not be granted with an exercise price less than 110% of the Common Stock’s fair market value on the grant date. Options may be exercised by payment of cash, delivery of Common Stock or a combination thereof. No plan participant may be awarded stock options covering an aggregate of more than 5,000,000 shares of Common Stock over a period of any consecutive three calendar years, subject to adjustment for antidilution events.

Stock Appreciation Rights.  The Compensation Committee may grant SARs, which are rights to receive (without payment to the Company) cash, Common Stock, other Company securities or property, or other forms of payment, or any combination thereof, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The number of shares subject to each SAR is determined by the Compensation Committee. Upon exercise of a SAR the holder is entitled to receive, without payment to the Company, the excess of the fair market value at the time of exercise of the shares for which the SAR is exercised over the exercise price. The Compensation Committee is entitled in its discretion to settle the obligation arising out of the exercise of a SAR by the payment of cash, shares of Common Stock or other property, or any combination thereof. A SAR may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR or such other date as specified by the Compensation Committee, if at such time the SAR has a positive value.

Reduction; Transferability.  The number of shares of Common Stock subject to an outstanding option or SAR may be reduced on a share-for-share or other appropriate basis, as determined by the Compensation Committee, to the extent that shares under such option or SAR are used to calculate the cash, Common Stock or other form of payment received by the Company pursuant to exercise of any other award that may be attached to such option or SAR. Options and SARs may not be sold, assigned, transferred, pledged or otherwise disposed of except by will or the laws of descent and distribution, and are exercisable during the grantee’s lifetime only by that individual.

Exercise Period.  Unless otherwise determined by the Compensation Committee, no option or SAR is exercisable for at least 12 months after the grant date, unless the grantee ceases employment or performance of services before the expiration of such 12-month period by reason of death, disability, certain retirements or certain terminations without cause or for good reason or in connection with a change in control.

No option or SAR is exercisable after the expiration of ten years from the grant date, except that no incentive stock option granted to a Ten Percent Employee, or related SAR, is exercisable after the expiration of five years from the grant date.

Unless otherwise determined by the Compensation Committee or pursuant to an individual’s employment agreement, an option or SAR is only exercisable during the period of the grantee’s employment with the Company or an affiliate and for a period of three months thereafter, except in the case of disability, early, normal or deferred retirement under a qualified retirement program, death or certain terminations, in which case the option or SAR may be exercised for periods beyond such three month period.

Restricted Stock.  The Compensation Committee determines the terms and conditions of any restricted stock grants. Restricted stock generally would have voting and dividend rights during the period of restriction. If a participant who has been in the continuous employment or performance of services for the Company or an affiliate since the date the restricted stock award was granted shall die or terminate employment by reason of disability or early, normal or deferred retirement under a qualified retirement program, the Compensation Committee may determine to cancel any restrictions on the shares of Common Stock subject to the award.

Performance-Based Awards; Limit on Maximum Amount of Performance-Based Award.  The Compensation Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of any Performance Awards which may be granted under the Incentive Plan and which awards may be payable in cash, equity or a combination of both. If so determined by the Compensation Committee, in order to avoid the limitations on deductibility under IRC Section 162(m) of the Internal Revenue Code, certain specified business criteria may be used by the Compensation Committee in establishing performance goals applicable to Performance Awards to NEOs or any other executives who may likely be covered employees under IRC Section 162(m).

At the beginning of each performance period, the Compensation Committee would establish (1) target awards for each participant, (2) the performance goals that must be achieved in order for the participant to actually be paid an award, and (3) a formula for calculating the participant’s award, depending on how actual performance compares to the preestablished performance goals. Each participant’s target award may be expressed as a percentage of his or her base salary as in effect at the date of the establishment of the particular performance goals (provided that any subsequent increase in a participant’s base salary following such date would not be taken into account in determining the award for such participant for such performance period). The period of any performance goal may be one fiscal year or less or more than one fiscal year but not more than five years, depending on the particular performance goal. The Compensation Committee may also set performance goals and targets that differ from participant to participant.

Performance goals will be selected from one or more of the following performance measures for the Company, determined on a consolidated basis and/or for specified subsidiaries, affiliates or other business units of the Company: (1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or other special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or stockholder return. At the beginning of a performance period, the Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or non-recurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses on discontinued operations or acquisitions, or before or after payments of awards under the Incentive Plan or other incentive compensation. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the above measures. The Compensation Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Compensation Committee may determine.

After the end of each performance period, the Compensation Committee will determine the extent to which the performance goals applicable to each participant were achieved. The actual award, if any, for each participant will be determined by applying the performance goal formula to the level of actual performance that was achieved. No award is payable to a participant if the minimum performance level specified by the Compensation Committee at the beginning of the performance period is not achieved. The Compensation Committee retains the discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable to the participant under the applicable performance goal. The Compensation Committee does not have discretion to increase the award.

Subject to adjustment in accordance with paragraph 15 of the Incentive Plan, for purposes of compliance with IRC Section 162(m), no covered employee may be granted a Performance Award for an amount (whether paid in cash, or in shares of Common Stock or other property determined at fair market value at the date of payment, or any combination) valued at greater than the following: (A) if the Performance Award is for a performance period of one year or less, an amount greater than the lesser of ten million dollars or ten times such person’s annual base salary in effect on the date of the commencement of the performance period to which that Performance Award relates, and (B) if the Performance Award is for a performance period of more than one year, an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period. No performance period may be for a period of more than five years.

Other Types of Awards.  The Compensation Committee may make any other type of award deemed by the Compensation Committee in its discretion to be consistent with the purposes of the Incentive Plan, including awards, options or similar rights granted with respect to unbundled stock units or components thereof, and awards to participants who are foreign nationals or are employed or performing services outside the United States.

Amendment of Outstanding Awards.  Subject to the requirement that the Compensation Committee will not, without shareholder approval, approve any “repricing” of stock options, the terms of any outstanding award may be amended from time to time by the Compensation Committee in its discretion in any manner that it deems appropriate, including acceleration of the date of exercise of any award and/or payment thereunder, provided that no such amendment shall adversely affect in a material manner any right of a participant under the award without the participant’s written consent unless the Compensation Committee determines that (i) there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities or (ii) significant changes in conditions have or are expected to have a substantial effect on all or any part of the Company or any affiliate, the Incentive Plan or any award thereunder.

Change in Control.  In the event of a change in control (as defined below) of the Company, restrictions on restricted stock awards shall lapse, stock options and SARs shall become immediately exercisable and fully vested, and payment shall be made with respect to performance grants based on the assumption that the specified performance objectives would have been attained by the end of the performance period specified in the award. The effect of a change in control on other awards shall be determined from time to time by the Compensation Committee. Under the Incentive Plan, “change in control” means (i) the acquisition by any person or persons acting in concert, other than the Company or any of its subsidiaries or AEON USA or any of its subsidiaries or affiliates (collectively, an Acquiring Person), of beneficial ownership, directly or indirectly, of more than 25% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other shareholder is the beneficial owner of a percentage of such securities higher than that held by the Acquiring Person, or (ii) the members of the Incumbent Board (as defined below) no longer constitute a majority of the Board of Directors of the Company. The term Incumbent Board means the Board of Directors as comprised on March 31, 2003 and includes any individual elected thereafter if nominated or approved by at least two-thirds of the then incumbent Board of Directors, unless that individual’s election or nomination was approved as a result of either an actual or threatened election contest or proxy contest, and also excluding any individual who is an affiliate, associate or designee of an Acquiring Person having or proposing to acquire beneficial ownership, directly or indirectly, of more than 10% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors.

Adjustment.  In the event of any change in the Company’s outstanding Common Stock by reason of a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale of all or part of the Company’s assets, a distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, and if the Compensation Committee determines that such change equitably requires adjustment in the terms of any award or the number of shares of Common Stock available for awards, the Compensation Committee may make such adjustment.

Federal Income Tax Implications

The following is a brief description of the federal income tax consequences generally arising under present law with respect to awards that may be granted under the Incentive Plan.

The grant of an option (including a stock-based award in the nature of a purchase right) or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option (ISO), except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (which generally require that the stock acquired upon exercise of an ISO be held until the later of two years from the date of grant of the option, or one year from the date of exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Any additional amounts received will be treated as long or short term capital gain. If the ISO holding periods are satisfied, then a participant’s disposition of shares acquired upon the exercise of such option generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

With respect to other awards granted under the Incentive Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property, rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she will not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of IRC Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Incentive Plan, options granted with an exercise price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the Incentive Plan will be fully deductible under all circumstances.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Incentive Plan. This discussion is intended to assist shareholders in considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply in the case of variations permitted under the Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

ITEM 3. RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform an integrated audit of the Company for the 2007 fiscal year. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

The fees paid or payable for services rendered by Deloitte & Touche LLP and its affiliates (collectively “Deloitte & Touche”) for fiscal 2006 and 2005 were as follows:

	2006	2005

Audit fees	$2,124,602	$1,446,135
Audit-related fees	$61,475	$341,037
Tax fees	$34,330	$24,270
All other fees	$54,376	$49,722
Total fees	$2,274,783	$1,861,164

(1) “Audit fees” consist of fees for professional services performed for the audit of the Company’s annual financial statements and the audit of the Company’s internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of quarterly financial statements, and services that are normally provided by Deloitte & Touche in connection with certain statutory or regulatory filings or engagements. In 2006, audit fees also include fees for services related to J. Jill, which the Company acquired on May 3, 2006, and related regulatory filings.

(2) “Audit-related fees” consist of fees for employee benefit plan audits. In 2005, audit-related fees also include fees for due diligence services related to the Company’s acquisition of J. Jill.

(3) “Tax fees” consist of fees for tax planning, compliance and advisory services.

(4) “All other fees” consist of fees for the license renewal for tax return software and related charges.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee. During fiscal 2006, each new engagement of Deloitte & Touche was approved in advance by the Audit Committee.

Ratification of the appointment of the independent registered public accounting firm for fiscal 2007 requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions would have the same effect as a vote against ratification.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the Company’s 2008 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company’s proxy statement, notice of meeting and proxy relating to the 2008 Annual Meeting, not later than December 25, 2007.

The Company’s by-laws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any annual meeting of shareholders, or to bring business before an annual meeting of shareholders of the Company. The bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible to be considered for election as directors of the Company at the annual meeting. The by-laws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an annual meeting of shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting. Under the by-laws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the by-laws, a shareholder’s notice must also contain certain information specified in the by-laws.

Shareholders, upon written request to the Investor Relations Department of the Company, One Talbots Drive, Hingham, Massachusetts 02043, may receive, without charge, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, any financial statement schedules and list of exhibits, required to be filed with the SEC for the 2006 fiscal year. The Company’s Annual Report on Form 10-K is also available without charge through the Company’s website, www.talbots.com.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

002CS-14158

Appendix A
NOTE: Pursuant to Instruction 3 of Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to shareholders with the Proxy Statement and shall not be deemed to be proxy soliciting materials or to form a part of the Proxy Statement, is being filed in electronic format as an appendix to this proxy statement filing.
The Talbots, Inc.
2003 Executive Stock Based Incentive Plan
(as amended through March 2, 2007)
1. Purpose. The purpose of the 2003 Executive Stock Based Incentive Plan, as amended (the “Plan”), is to advance the interests of The Talbots, Inc. and its subsidiaries (the “Company”) and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates. When used in this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.
2. Administration.
          (a) The Plan shall be administered solely by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3.
          (b) The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan.
          (c) The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (including, but not limited to, vesting requirements, if any), and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee

(or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall be within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
          (d) The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.
3. Participation.
          (a) Participants. Consistent with the purpose of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing the services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.
          (b) Affiliates. If an Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term Affiliate means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee in its discretion. An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate’s board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations incurred by it under the Plan, except as may be approved by the Committee.
4. Awards under the Plan.
          (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to stock units and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States.) Stock Options, which include Nonqualified Stock Options and Incentive Stock Options or combinations thereof, are rights to purchase common shares of the Company having a par value of $0.01 per share and stock of any other class into which such shares may thereafter be changed (the “Common Shares”). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (“Other Company Securities”) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Awards are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.
          (b) Shares Subject to Plan. The Common Shares for which Awards may be granted under the Plan shall be subject to the following:
     (i) The Common Shares or Other Company Securities with respect to which Awards may be made under the Plan shall be shares authorized but unissued, or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     (ii) Subject to the following provisions of this subparagraph 4(b) and subject to the provisions of Paragraph 15(a), the maximum number of Common Shares that may be delivered to participants and their beneficiaries under the Plan shall be not more than the sum of: (a) 9,500,000 Common Shares; and (b) any unissued Common Shares available for future awards under the 1993 Equity Stock Based Incentive Plan (the “Prior Plan”) as of the effective date of this Plan; and (c) any Common Shares that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of Common Shares, or which are repurchased upon exercise of a repurchase option under the Prior Plan, or which are used, in whole or in part, to satisfy applicable tax withholding in connection with an award under the Prior Plan, or which otherwise result in the forfeiture, transfer or delivery back to the Company of Common Shares under the Prior Plan.
     (iii) To the extent any Common Shares covered by an Award are not delivered to a participant or beneficiary because the Award is forfeited or cancelled, or the shares issued under an Award under this

Plan or an award under the Prior Plan are repurchased by the Company upon exercise of a repurchase option, or the Common Shares are not delivered because the Award under this Plan or an award under the Prior Plan is used, in whole or in part, to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.
     (iv) If the exercise price of any Stock Option is satisfied by tendering Common Shares to the Company (either by actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.
     (v) Subject to Paragraph 15(a) hereof, the following additional maximums are imposed under the Plan:
     (A) The maximum number of Common Shares that may be issued by means of Stock Options intended to be Incentive Stock Options shall be equal to the number of shares available for Awards under subparagraph 4(b)(ii)(a) above; and
     (B) No participant may be granted Stock Options covering in the aggregate more than five million Common Shares in a period of any three (3) consecutive calendar years.
     For purposes of this Paragraph 4(b), Other Company Securities shall be counted against the maximum number of Common Shares as required by Rule 16b-3.
          (c) Rights with respect to Common Shares and Other Securities.
        (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the Company or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award is made to issue Common Shares in the future, shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

        (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Awards or any other Award is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.
5. Stock Options. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Awards or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Stock Option (referred to herein as an “Option”) granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:
          (a) The Option price may be equal to or greater than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a “Ten Percent Employee”), such Option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such Option price be less than the par value of such Common Shares.
          (b) The payment of the Option price of an Option granted under this Paragraph 5 shall be subject to the following:
     (i) The Option price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, Common Shares valued at fair market value as of the date of exercise, or in any combination thereof; and
     (ii) To the extent permitted by applicable law, the participant shall have the right to elect to pay the Option price upon the exercise of an Option by irrevocably authorizing a third party to sell Common Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds against delivery of the shares underlying the Option exercise to pay the entire Option price and any tax withholding resulting from such exercise.
          (c) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.
          (d) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee’s lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of service before the expiration of such twelve-month period by reason of disability as defined in Paragraph 12 or death.
          (e) The Option shall not be exercisable:
     (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;
     (ii) unless payment is made for the shares being acquired upon exercise in accordance with Paragraph 5(b); and
     (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending no later than the date which is (unless otherwise determined by the Committee or unless otherwise expressly set forth in the participant’s written employment agreement with the Company) three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the “Code”), is applicable, except that:
     (A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, the participant may, during such period of Related Employment, exercise the Nonqualified Stock Option as if the participant continued such employment or performance of service; or

     (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date the participant ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which the participant could have exercised the Option on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or
     (C) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.
     (D) in the case of any Nonqualified Stock Option, if such person shall cease such employment or performance of services by reason of his termination without “cause” (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in good faith) by the Company or an Affiliate while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date the participant ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any share as to which the participant could have exercised the Option on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.
          (f) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of the employer corporation and its parent and subsidiary corporations) shall not exceed an amount to be determined by the Committee.
          (g) It is the intent of the Company that the Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.
6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Awards or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:
          (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.
          (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantees’ lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such twelve-month period by reason of disability as defined in Paragraph 12 or death.
          (c) The Award of Stock Appreciation Rights shall not be exercisable:
     (i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

     (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and
     (iii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending no later than the date which is three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:
     (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, the participant may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if the participant continued such employment or performance of services; or
     (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date the participant ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the participant could have exercised the Award of Stock Appreciation Rights on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or
     (C) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.
     (D) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease such employment or performance of services by reason of termination without “cause” (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in good faith) by the Company or an Affiliate while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person, at any time within three years (or such other shorter period as may be determined by the Committee in its discretion or as may be expressly set forth in any such employment agreement) after the date the participant ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), may exercise the Award of Stock Appreciation Rights with respect to any share as to which the participant could have exercised the Award of Stock Appreciation Rights on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.
          (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(C) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares that have an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option price, as the case may be) per share, times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.
          (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the released Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.
          (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:
          (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.
          (b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the “Restricted Period”). The Company will have the option to repurchase (“Repurchase Option”) the shares subject to the Award at such price as the Committee shall have fixed, in its discretion, when the Award was made or amended thereafter, which Repurchase Option will be exercisable (i) if the participant’s continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such Repurchase Option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or (iii) under such other circumstances as determined by the Committee in its discretion. Such Repurchase Option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing Repurchase Option and other restrictions and to the fact that the shares are partly paid, shall be deposited by the Award holder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing Repurchase Option shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Repurchase Option, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Repurchase Option is not exercised by the Company, such Repurchase Option and the restrictions imposed pursuant to the first sentence of this subparagraph 7(b) shall terminate and be of no further force and effect.
          (c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose), and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel the Repurchase Option (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the Repurchase Option shall become exercisable at such time as to the remaining shares, if any.
8. Performance Awards.
          (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Paragraph 8. Performance Awards may be denominated as a cash amount, number of Common Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Code Section 162(m)”).
          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a participant who is designated by the Committee as likely to be a “covered employee” under Code Section 162(m) (“Covered Employee”) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Paragraph
8 (b).
     (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Paragraph 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and the regulations thereunder (including Regulation 1. 162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

     (ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or shareholder return. The Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or nonrecurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after Awards under this Plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
     (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.
     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Paragraph 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Paragraph 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
     (v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Paragraph 8(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control Event) prior to the end of a performance period or settlement of such Performance Awards. However, subject to adjustment in accordance with Paragraph 15 hereof, no Covered Employee may be granted a Performance Award under this Paragraph 8(b) for an amount (whether payable in cash, or in Common Shares or other property determined at fair market value at the date of payment, or any combination) greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $10 million or ten times such person’s annual base salary in effect as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one fiscal year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period.
          (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Performance Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied.
9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:
     (i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),
     (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

     (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.
10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.
11. Amendment of Awards Under the Plan. (a) Subject to subparagraph (b) below, the terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan.
          (b) Without the approval of shareholders, the Committee will not amend or replace previously granted stock options in a transaction that constitutes a “repricing,” as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.
12. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle such person to payment of monthly disability benefits under the long term disability benefit plan of the Company then in effect, or, if the participant is not eligible under such plan, under any similar disability plan of the Company or an Affiliate in which such person is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate in which such person is a participant, the participant shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle the participant to benefits under the Company’s long term disability benefit plan if eligible therefor.
13. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence, shall not be deemed such a termination.
14. Related Employment. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to an undertaking of such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability has occurred while the individual was employed by or performing services for the Company or an Affiliate.
15. Dilution and Other Adjustments; Change in Control.
          (a) In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires the adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.
          (b) With respect to Restricted Stock Awards, restrictions on said Restricted Stock Awards shall lapse upon a Change in Control Event. With respect to Stock Options and Stock Appreciation Rights, Stock Options and Stock Appreciation Rights shall become immediately exercisable and fully vested upon a Change in Control Event. With respect to Performance Awards, upon a Change in Control Event, payment shall be made with respect to a Performance Award based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. With respect to all other Awards, the effect of a Change in Control Event thereon shall be as determined from time to time by the Committee. For purposes of this Plan, a Change in Control Event shall mean: (i) the acquisition (including as a result of a merger) by any person (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act, or persons acting in concert (which for purposes of this Plan shall include two or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its subsidiaries, or AEON (U.S.A.), Inc. or any of its subsidiaries or affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) (collectively, an “Acquiring Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of March 31, 2003, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to March 31, 2003, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company and further excluding any individual who is an affiliate, associate (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company.
16. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment in which the participant may be entitled in respect of any Award under the Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of a beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant’s beneficiary, such payment will be made to the legal representative of the participant’s estate, and the term beneficiary as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.
17. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person (other than an executive officer of the Company as defined in Rule 3b-7 of the Exchange Act or a director of the Company) to whom an Award has been granted in obtaining financing from the Company or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or an Affiliate, a guarantee of the obligation by the Company or an Affiliate, or the maintenance by the Company or an Affiliate of deposits with such bank or third party. The Committee shall grant no financial assistance in violation of the provisions of the Exchange Act.
18. Miscellaneous Provisions.
          (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of service by any participant at any time and for any reason is specifically reserved.
          (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.
          (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by the participant.
          (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.
          (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

          (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, each participant (or any beneficiary or person entitled to act) shall have the right to authorize the Company to withhold, or to surrender to the Company, on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.
          (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an Affiliate,
     (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment; and
     (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof.
     (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

          (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.
          (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof as of any specific time shall mean such value as determined by the Committee, in good faith, in accordance with applicable law.
          (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.
          (l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts.
19. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act, with other applicable law, or with applicable requirements of any national securities exchange or national securities market on which the Common Shares are listed. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant’s written consent, except as permitted under Paragraph 11.
20. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:
          (a) upon the adoption of a resolution of the Board terminating the Plan; or
          (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 22 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.
21. Registration Rights. The Company covenants and agrees as follows:

          (a) Definitions. For purposes of this Paragraph 21:
     (i) the term register, registered, and registration refer to a registration effected by filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;
     (ii) the term Registrable Securities means any Common Shares issuable pursuant to the grant of Restricted Stock or pursuant to the exercise of Stock Options.
     (iii) the term Form S-8 means such form under the Securities Act as in effect on the date hereof or any successor registration statement form under the Act subsequently adopted by the Securities and Exchange Commission (the SEC) which permits inclusion or incorporation of substantial information by reference or other documents filed by the Company with the SEC to the same extent as Form S-8 on the date hereof.
          (b) Form S-8 Registration. The Company shall use its best efforts to effect as soon as practicable the registration on Form S-8 of all Common Shares or Other Company Securities issuable pursuant to this Plan including any such securities issuable pursuant to awards of Restricted Stock or pursuant to exercise of Stock Options granted hereunder, and in connection with such registration, the Company shall, as expeditiously as reasonably practicable:
     (i) Prepare and file with the SEC within 180 days of the approval of this Plan by the Company’s shareholders, a Form S-8 registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the earlier to occur of (A) the issuance of all shares authorized for issuance hereunder, or (B) the exercise in full of all Stock Options and SARs awarded hereunder which shall have been outstanding on the date this Plan shall terminate, or (C) the expiration of the unexercised portion of all Stock Options and SARs awarded hereunder which shall have been outstanding on the date this Plan shall terminate.
     (ii) Prepare and file with the SEC such amendments and supplements and appendices to such registration statement and to amend and supplement the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the grant of the issuance of the Registrable Securities covered by such registration statement.
     (iii) Prepare and file with the New York Stock Exchange, Inc. (the “Exchange”) an additional listing application for the listing, upon official notice of issuance, of such Registrable Securities for trading on the Exchange and use its best efforts to cause such additional listing application to be approved by the Exchange.
          (c) Expenses. All expenses incurred in connection with the registration, filings and listing application described in clause (b) of this Paragraph 21 shall be borne by the Company, including (without limitation) all registration and filing fees, printers, and accounting fees, and fees and disbursements for counsel for the Company.
22. Stockholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval at the 2007 annual meeting of shareholders of the Company or at any adjournment or postponement thereof. The Plan shall not be effective unless the Plan has been so approved.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR the following Proposals.
1. Election of Directors:		For	Withhold		For	Withhold		For	Withhold	+
	01 - Arnold B. Zetcher	☐	☐	02 - John W. Gleeson	☐	☐	03 - Tsutomu Kajita	☐	☐

	04 - Motoya Okada	☐	☐	05 - Gary M. Pfeiffer	☐	☐	06 - Yoshihiro Sano	☐	☐

	07 - Susan M. Swain	☐	☐	08 - Isao Tsuruta	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐	3.	To approve an amendment to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan to increase by 2,500,000 the number of authorized shares.	☐	☐	☐

B Non-Voting Items Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 8 2 C V	J N T 0 1 3 2 6 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

Company Highlights for Fiscal 2006
•	The Company completed its acquisition of The J. Jill Group, Inc. on May 3, 2006.
•
As of February 3, 2007 the Company operated a total of 1,364 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,125 stores under the Talbots brand name and 239 stores under the J. Jill brand name.

•	The Company achieved net sales for fiscal 2006 of $2,231.0 million.
•	The Company increased its quarterly dividend from $0.12 to $0.13 per share, the twelfth consecutive year with an increase in cash dividend payout.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE TALBOTS, INC.

ANNUAL MEETING OF SHAREHOLDERS
May 24, 2007
This Proxy is Solicited on Behalf of the Board of Directors of The Talbots, Inc.
The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O’Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The John Hancock Hotel & Conference Center, 40 Trinity Place, Boston, Massachusetts on May 24, 2007, at 9:00 a.m., and at any adjournment or postponement of such meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE VOTE PROMPTLY.
THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE